Exhibit 6.25

WESTFIELD GALLERIA AT ROSEVILLE

County of Placer

State of California

THIS LEASE (this “Lease”) is made as of this 8th day of May, 2023 (the “Commencement Date”), by and between ROSEVILLE SHOPPINGTOWN LLC, a Delaware limited liability company, whose address is 2049 Century Park East, 41st Floor, Los Angeles, California 90067 (“Landlord”), and IMPOSSIBLE KICKS THREE LLC, a California limited liability company, whose address is 300 Spectrum Center Drive Suite 400, Irvine, CA 92618 (“Tenant”). Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises pursuant to the terms of this Lease. The “Premises” is described as Store No. 260, being approximately 2,300 square feet of Floor Area (defined in Section 27.12) and is identified on Exhibit A-2. The Premises is in, and part of, the development commonly known as “WESTFIELD GALLERIA AT ROSEVILLE,” a general site plan of which is shown on Exhibit A-1. The term “Development” shall include the portion of the real property shown on Exhibit A-1 that is owned by Landlord, as it may be expanded or contracted by Landlord. The term “Major Tenant” shall mean any occupant or tenant operating or proposed to be operating in the Development the gross leasable Floor Area of whose premises is twenty thousand (20,000) square feet or greater.

DATA SHEET AND DEFINITIONS: The following references furnish data and definitions incorporated in the specified sections of this Lease and shall be construed as if set forth in this Lease:

(1)	Section 1.01: Term:

(a)	Estimated Delivery Date:	June 1, 2023 .

(b)	Latest Rental Commencement Date:	August 1, 2023 .

(c)	Expiration Date of Term:	January 31, 2027 .

(2)	Section 1.02: Late Opening Fee: $150.00 per day.

(3)	Section 2.01: Minimum Annual Rental:

First Lease Year:	$ per annum;

Second Lease Year:	$ per annum;

Third Lease Year:	$ per annum;

Fourth Lease Year:	$ per annum.

(4)	Section 2.02: Percentage Rental:

(a)	Percentage Rental Rate: Eight percent (8%)

(b)	Annual Breakpoint(s) as follows:

First Lease Year:	$ per annum;

Second Lease Year:	$ per annum;

Third Lease Year:	$ per annum;

Fourth Lease Year:	$ per annum.

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(5)	Address for Rental Payments: Tenant’s Rental payments should be submitted electronically to Landlord’s portal for the payment of Rental. Landlord may, in its sole discretion, direct Tenant to make payments of Rental by a different method upon thirty (30) days prior written notice.

(6)	Section 2.04: Tenant’s Tax Obligation:

(a)	Intentionally Deleted.

(b)	Section 2.04(c): Estimated to be $9.84 per square foot of Floor Area in the Premises per annum, subject to adjustment and reconciliation as provided in Section 2.04.

(7)	Section 3.02: Reports by Tenant: Tenant’s monthly and annual statements of Gross Sales should be submitted electronically to Landlord’s portal for the reporting of Gross Sales. Landlord may, in its sole discretion, direct Tenant to report Gross Sales by a different method upon thirty (30) days prior written notice. Tenant’s representative for matters concerning Gross Sales can be reached at rgranero@impossiblekicks.com or such other email address or phone number that Tenant may provide Landlord from time to time.

(8)	Section 7.01: Permitted Use and Trade Name:

(a)	Permitted Use: Only for the display and resale, at retail, of limited-edition sneaker brands, along with the retail sale of streetwear clothing and accessories to include but not be limited to Bape, Chrome Hearts, VLONE, Supreme, ASSC, and Essentials and other similar streetwear brands. The Premises shall be used solely for the Permitted Use and for no other use or purpose. Notwithstanding anything to the contrary contained in this Lease, in no event shall the Permitted Use include, and Tenant is expressly prohibited from, (i) the offering of any type of Protected Luxury Brand merchandise for sale, or in any other manner whatsoever, in or from the Premises (including, without limitation new, vintage or second-hand Protected Luxury Brand merchandise and/or counterfeit merchandise), (ii) the offering of services related to Protected Luxury Brand merchandise, and/or (iii) the offering for sale, or in any other manner whatsoever, merchandise that uses or incorporates repurposed or recycled identifiable Protected Luxury Brand products or repurposed or recycled identifiable Protected Luxury Brand packaging materials to create another product. “Protected Luxury Brand” means Bulgari, Celine, Dior, Fendi, Louis Vuitton and Hermes but only if such Protected Luxury Brand is a tenant (has an executed Lease with Landlord) in the Development.

(b)	Trade Name:	IMPOSSIBLE KICKS .

(9)	Section 7.04: Radius Area: 16 miles from the boundaries of the Development.

(10)	Section 8.03: Common Area Charge: $39.46 per square foot of Floor Area in the Premises per annum, increased on a compounded basis by 5% at each January 1st following the Rental Commencement Date.

(11)	Section 11.01(a): Tenant’s Insurance: (a) Commercial General Liability Insurance: $3,000,000.00. (b) Broad Form/Extended Bodily Injury, Death and Property Damage, and Business Automobile Liability Insurance: $1,000,000.00. (c) Workers’ Compensation Coverage: (i) $2,000,000.00 each accident, (ii) $2,000,000.00 each employee by disease, and (iii) $2,000,000.00 policy aggregate by disease. (d) Product Liability Coverage: $3,000,000.00. Additional Insured Entities: Roseville Shoppingtown LLC, Unibail- Rodamco-Westfield N.V., Unibail-Rodamco-Westfield SE, URW WEA, LLC; Westfield, LLC; Westfield America Limited Partnership, Westfield Property Management LLC and any and all of their respective, parents, partners, subsidiaries and affiliates, successors and assigns, employees, agents, officers and representatives, together with any mortgagee, as their interests may appear.

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(12)	Section 12.01(a): Utilities:

(a)	Water and Sewer Service: $300.00 per annum, subject to adjustment as provided in Section 12.01.

(b)	Fire Detection Services: $600.00 per annum, subject to adjustment as provided in Section 12.01.

(c)	Electric Services: Paid Direct.

(13)	Section 16.02: Promotional Charge: $5.60 per square foot of Floor Area in the Premises per annum, increased on a compounded basis by 5% at each January 1st following the Rental Commencement Date.

(14)	Section 26.01: Security Deposit (if applicable): $24,581.00.

(15)	Section 27.05: Legal Notice Address:

Landlord:	Tenant:
Westfield Galleria at Roseville 2049 Century Park East,41st Floor Los Angeles, California 90067 Attention: Legal Department and legalnotices@urw.com

To the Premises and to:

Impossible Kicks Three LLC

300 Spectrum Center Drive, Suite 400

Irvine, CA 92618

Attention: Rod Granero

or

rgranero@impossiblekicks.com

Billing:

Impossible Kicks Three LLC

300 Spectrum Center Drive, Suite 400

Irvine, CA 92618

Attention: Accounts Payable

Or

rgranero@impossiblekicks.com

(16)	Exhibit B: Design and Construction of the Building and the Premises:

(a)	Construction Deposit: A fully refundable deposit in the amount of $5,000.00.

(b)	Construction Barricade: $0.00. Tenant to Install, if needed.

(c)	Barricade Graphic Charge: $0.00. Tenant to Design “Coming Soon” Banner per Landlord sign criteria.

(d)	Landlord Work at Tenant’s Expense:

(i)	Temporary Power: Actual Cost

(ii)	Sprinkler Drain Down: Actual Cost

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(iii)	Mall Tile: Actual Cost

(17)	Exhibit D: Exhibit D Charge: $3.85 per square foot of Floor Area in the Premises per annum, subject to adjustment as provided in Exhibit D.

(18)	Guarantor(s): Impossible Kicks Holding Company, Inc, whose address is 300 Spectrum Center Drive, Suite 400, Irvine, CA 92618.

ATTACHMENTS AND EXHIBITS

The following exhibits are attached hereto, and such attachments and exhibits, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:

EXHIBIT “A-1”		SITE PLAN
EXHIBIT “A-2”		FLOOR PLAN
EXHIBIT “B”		CONSTRUCTION OF PREMISES
EXHIBIT “C”		INTENTIONALLY DELETED
EXHIBIT “D”		UTILITY CHARGES
EXHIBIT “E”:	GUARANTY	IMPOSSIBLE KICKS HOLDING COMPANY, INC

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ARTICLE I

TERM

Section 1.01 TERM; RENTAL COMMENCEMENT DATE.

(a) The “Term” of this Lease shall begin on the Commencement Date and end on the Expiration Date, unless sooner terminated in accordance with this Lease.

(b) Tenant’s obligation for payment of Minimum Annual Rental, Percentage Rental and Additional Rent shall commence upon the date (the “Rental Commencement Date”) which is the earlier to occur of (i) the date on which Tenant opens its store in the Premises for business to the public, or (ii) the Latest Rental Commencement Date, provided however, the Rental Commencement Date does not occur unless the Delivery Date shall have occurred, and any penalty under this section shall be conditioned on same. Any occupancy of the Premises by Tenant following the Commencement Date and prior to the Rental Commencement Date shall be subject to all terms and conditions of this Lease other than payment of Rental.

(c) The term “Lease Year” means: (i) for the first Lease Year, (x) if the Rental Commencement Date is on the first day of a calendar month, the period beginning on the Rental Commencement Date and ending on the day preceding the first (1st) anniversary of the Rental Commencement Date; and (y) if the Rental Commencement Date is not on the first day of a calendar month, the period beginning on the Rental Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Rental Commencement Date shall occur; and (ii) for Lease Years after the first Lease Year, the twelve (12)-month period beginning on the next day following the expiration of the preceding Lease Year; provided, however, that the final Lease Year shall end on the Expiration Date.

Section 1.02 OPENING; LATE OPENING FEE. Tenant shall open the Premises for business to the public on or prior to the Latest Rental Commencement Date. If it fails to do so, in addition to any and all other remedies, Landlord may charge the Late Opening Fee per day for each day Tenant is not open for business, after and including the Latest Rental Commencement Date.

ARTICLE II

RENTAL

Section 2.01 MINIMUM ANNUAL RENTAL. From and after the Rental Commencement Date,Tenant shall pay Minimum Annual Rental for each Lease Year in equal monthly installments in advance, without any deductions or offsets, on or before the first day of each month, without prior demand or notice. Minimum Annual Rental, Percentage Rental, Additional Rent and all other sums payable to Landlord shall be paid at the Address for Rental Payments or at such other address or method (including, without limitation through ACH or online portal) as Landlord so directs. Should the Rental Commencement Date occur on a day other than the first day of a calendar month or any Lease Year contain less than twelve (12) calendar months, then the Minimum Annual Rental for such fractional month and/or Lease Year shall be prorated.

Section 2.02 PERCENTAGE RENTAL.

(a) From and after the Rental Commencement Date, Tenant shall pay to Landlord, “Percentage Rental” equal to the product of the Percentage Rental Rate times the amount by which Gross Sales exceed the Annual Breakpoint. Landlord and Tenant agree that the Annual Breakpoint is not a projection of Tenant’s anticipated Gross Sales.

(b) Percentage Rental shall be computed on all Gross Sales made during each Lease Year and payable by Tenant in installments on the tenth (10th) day of each calendar month commencing on the calendar month in which Gross Sales to date for such Lease Year exceed the Annual Breakpoint. The first (1st) installment shall equal the product of (a) the Percentage Rental Rate and (b) the difference between Gross Sales to date for such Lease Year and the Annual Breakpoint for such Lease Year. Thereafter, for the balance of such Lease Year, each monthly installment of Percentage Rental shall be payable with the delivery of each monthly statement of Gross Sales and shall equal the product of (i) the Percentage Rental Rate and (ii) Gross Sales for the month depicted on the monthly statement.

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(c) If, at the end of any Lease Year, the total amount of Percentage Rental paid by Tenant exceeds the total amount of Percentage Rental required to be paid by Tenant for such Lease Year, Tenant shall receive a credit, equivalent to such excess, against the next monthly payments of Percentage Rental due from Tenant to Landlord. If at the Expiration Date the total amount of Percentage Rental paid by Tenant exceeds the total amount of Percentage Rental required to be paid by Tenant for such Lease Year, such excess shall be refunded to Tenant after (i) Tenant has vacated the Premises in accordance with the provisions of this Lease and (ii) any Rental due Landlord from Tenant has been paid in full or deducted therefrom. If at the end of any Lease Year, the total amount of Percentage Rental paid by Tenant for such Lease Year is less than the total amount of Percentage Rental required to be paid by Tenant for such Lease Year, Tenant shall pay the deficiency by the thirtieth (30th) day after the last day of such Lease Year. Should any Lease Year contain less than twelve (12) calendar months, then the Annual Breakpoint shall be adjusted proportionately for such partial Lease Year.

Section 2.03 GROSS SALES.

(a) The term “Gross Sales” means the entire amount of gross revenues received (whether for cash, credit or otherwise) from all sales, rentals, leases, licenses or other transfer of merchandise, goods or services, including all deposits not refunded to purchasers and all gross receipts from vending machines, electronic games or similar devices, whether coin-operated or otherwise and all other receipts whatsoever of all business conducted in or from the Premises, by Tenant, all subtenants, assignees, licensees, concessionaires or otherwise (collectively, “Tenant’s Licensees”), including, without limitation, orders made by mail, catalogue, computer, internet, other electronic or telephone or facsimile orders (or any other internet, online, digital, mobile, website, smartphone app or any similar or new technology used to place orders for goods and/or services ( “Internet Sales”)) which: (a) originate at, or are accepted at, the Premises (including by use of a customer’s personal/mobile device) even if delivery or performance of which is made from or at a place other than the Premises; or (b) originate at, or are accepted at, a place other than the Premises (including by use of a customer’s personal/mobile device regardless of its location) but delivery or performance of which is made from the Premises or is fulfilled using inventory from the Premises. A “sale” shall be deemed to have been consummated, and the entire amount of the revenue shall be included in Gross Sales, at the earlier of the date that: (i) the transaction is initially reflected in the books or records of Tenant or any Tenant’s Licensee, or (ii) Tenant or any Tenant’s Licensee receives all or any portion of the revenue, or (iii) the applicable goods or services are delivered to the customer, irrespective of whether payment is made in installments, the sale is for cash or for credit, or all or any portion of the revenue has actually been paid at the time of inclusion in Gross Sales or at any other time. Subject to Section 2.03(b) below, no deduction shall be allowed for direct or indirect discounts, rebates, credits or other reductions to employees or others, unless such discounts, rebates, credits or other reductions are generally offered to the public on a uniform basis. All returns or refunds processed at the Premises, including returns or refunds associated with Internet Sales, not previously reported in Gross Sales from the Premises, shall not be deducted from Gross Sales.

(b) Gross Sales shall not include (or shall be deducted from Gross Sales, as the case may be, but only to the extent previously included in Gross Sales) the following: (i) goods returned to sources, including shippers or manufacturers, or transferred to another store or warehouse owned by Tenant or its affiliates (where such return of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for purposes of consummating a sale which has theretofore been made in or from the Premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made in or from the Premises); (ii) alteration workroom charges and delivery charges at Tenant’s cost of sales; (iii) sales taxes, so-called luxury taxes, consumers’ excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of goods, merchandise or services and collected from customers; (iv) sales of trade fixtures, equipment or property which are not stock in trade; (v) uncollected accounts in an amount not to exceed two percent (2%) of Tenant’s Gross Sales per Lease Year as written off by Tenant as bad debts for income tax purposes; provided, however, prior to such an exclusion for bad debts being taken by Tenant, Tenant shall have exerted its customary collection efforts to collect such bad debts; provided further that such bad debt amounts shall be deducted or excluded from Gross Sales in the Lease Year in which they are written off and if an amount previously written off as bad debt is later collected in whole or in part, the amount collected shall be included in Gross Sales in the Lease Year in which collected; and (vi) fees paid to credit card companies in an amount not to exceed two percent (2%) of Tenant’s total Gross Sales in any Lease Year. (vii) Sales of gift certificates or gift cards will not be included in Gross Sales on the date of sale, but shall be included in Gross Sales on the date of redemption.

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Section 2.04 TENANT’S TAX OBLIGATION.

(a) Commencing on the Rental Commencement Date, Tenant shall pay Tenant’s Share of Taxes. “Tenant’s Share” means the proportion that the number of square feet of Floor Area in the Premises bears to the total number of square feet of constructed gross leased and occupied Floor Area of the Development but excluding space occupied by the Major Tenants, movie theaters, free standing units and full-service sit-down restaurants. The term “Taxes” means any and all taxes, surcharges, assessments, levies, fees and all other governmental charges and impositions, regular or special, direct or indirect, foreseen or unforeseen, known or unknown, levied or assessed by municipal, county, state, federal or other governmental taxing or assessing authority upon, against or with respect to the real estate upon which the Development, or any part of it, is located and to any improvements located in the Development including, but not limited to, taxes on the parking facilities and land upon which temporary off-site utility systems are located. Calculation of Tenant’s Share shall include Taxes that are due to reassessment or determination that the method utilized by Landlord in determining property taxes are incorrect, or reassessment of property taxes by virtue of a change in the ownership of Landlord’s (or Landlord’s direct or indirect owners) interest or otherwise by operation of law. Taxes may also include, (i) gross receipts or direct or indirect taxes of any kind or nature imposed on Landlord (or on Landlord’s direct or indirect owners) with respect to rents and other charges payable by tenants and/or other users of the Development, and/or (ii) any other taxes which Landlord becomes obligated to pay with respect to the Development, irrespective of whether the same are assessed as real or personal property, including, for example, a charge for assessments, taxes, fees, levies and charges imposed by governmental agencies for services such as fire protection, sidewalk and road maintenance, refuse removal and other public services generally provided without charge to property owners or occupants prior to the date of this Lease Taxes shall not include Landlord’s income or franchise taxes. Landlord may allocate Taxes between buildings and structures and the parcels on which they are located, and/or between the retail and non-retail areas of the Development, in its reasonable discretion in accordance with sound accounting and management principles.

(b) Tenant’s Share of Taxes, as reasonably determined by Landlord, shall be paid to Landlord, in monthly installments on or before the first day of each month in advance, in an amount estimated and billed by Landlord. Following receipt of all tax bills pertaining to Taxes payable by Tenant, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant’s Share of Taxes for each calendar year. If the total amount paid by Tenant is less than the actual amount due from Tenant, Tenant shall pay to Landlord the difference within thirty (30) days after demand therefor. If the total amount paid by Tenant exceeds the actual amount due from Tenant for such calendar year, such excess shall be credited against the next monthly payments due from Tenant. If at the end of the Term the total amount paid by Tenant hereunder for the final partial calendar year exceeds the actual amount due from Tenant for such period, the excess shall be refunded to Tenant after Tenant has vacated the Premises in accordance with the terms of this Lease and after any other amounts due from Tenant have been paid in full or deducted therefrom. A copy of a tax bill or statement or assessment notice submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes assessed against the property to which such bill relates. Tenant’s obligations under this Section 2.04 shall survive the expiration of the Term or earlier termination of this Lease.

(c) Landlord reserves the right to contest any Taxes levied or assessed during the Term upon, against or with respect to the Development or any portion thereof or interest therein (“Tax Appeal”). Tenant shall pay Tenant’s Share of all costs incurred by Landlord (or its affiliates) in connection with any Tax Appeal, including, without limitation, related yearly or periodic consulting fees and costs, costs related to determining the viability of a Tax Appeal, whether or not a Tax Appeal actually occurs, and/or in connection with Landlord’s efforts to minimize Taxes assessed against the Development, which costs may be allocated by Landlord or its affiliate to the Development in accordance with sound accounting and management principles. Notwithstanding the pendency of any such Tax Appeal, or any related negotiation or appeal, Tenant shall pay, as provided for in this Section 2.04, Tenant’s Share of Taxes. If, as a result of any such Tax Appeal, Taxes are increased, Tenant’s Share of Taxes shall be computed on the basis of the amount of Taxes finally determined to be payable by Landlord, including any of Landlord’s reasonable costs in any such contest. If, as a result of any such Tax Appeal, Taxes are decreased, Landlord’s statement to Tenant of Taxes following such decrease shall include an adjustment for any prior tax years affected by such decrease reflecting the amount of such decrease in Taxes. Tenant’s Share of any such adjustment, less all costs and expenses, including, but not limited to, attorney fees, expenses of accountants, consultants and appraisers, and administrative expenses incurred by Landlord in connection with such Tax Appeal and not previously paid by Tenant, shall be treated as a credit against Taxes payable by Tenant following such decrease.

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Section 2.05 TRASH. Tenant, at Tenant’s expense, shall at all times keep the Premises (including, without limitation, the service areas adjacent to the Premises, display windows and signs) orderly, neat, safe, clean and free from rubbish and dirt. Tenant shall dispose of all trash (wet or dry) on a daily basis in Landlord designated receptacles, and until Tenant disposes of such trash, Tenant shall store the trash and other solid waste within the Premises or in Landlord designated areas for such storage. Trash shall be removed from said receptacles at intervals determined by Landlord in its sole discretion. Tenant shall pay the solid waste disposal contractor designated by Landlord directly.

Section 2.06 ADDITIONAL RENT. In addition to Minimum Annual Rental and Percentage Rental hereunder, Tenant shall pay, as “Additional Rent,” all sums of money required to be paid by Tenant under this Lease at the time and manner provided in this Lease or if no such specific time has been set forth, with the next due installment of Minimum Annual Rental. All amounts of Minimum Annual Rental, Percentage Rental and Additional Rent (also collectively referred to as “Rental”) payable in a given month shall be deemed to comprise a single rental obligation of Tenant to Landlord.

Section 2.07 LATE CHARGE. In the event Tenant fails to pay any monthly installment of Rental or other charges within ten (10) days after the date due, Tenant shall pay all collection fees incurred by Landlord and, a late charge equal to five percent (5%) of the monthly Rental. The late charge shall only be imposed on Tenant if Tenant fails to make its rental payments within ten (10) days after notice from Landlord. The parties agree that such late charge and collection fees represents a fair and reasonable estimate of the additional costs and expenses Landlord will incur due to late payment by Tenant. Acceptance of such amounts by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue or any outstanding amount, nor prevent Landlord from exercising any of the other rights and remedies granted in this Lease.

Section 2.08 TENANT’S PAYMENT OBLIGATIONS. Tenant covenants to pay all charges and Rental under this Lease, independent of any obligation of Landlord and no breach of this Lease by Landlord shall relieve Tenant of its obligation and duty to pay all such charges and Rental when due. Landlord may, in its sole discretion, apply any payments received from Tenant to any Rental, or other charges which are then due and payable in the ordinary course as it deems necessary. No designation of any payment by Tenant for application to a specific portion of Tenant’s financial obligations hereunder shall be binding upon Landlord. Any sums received by Landlord after termination of this Lease shall not constitute rent but shall be received only as reimbursement for use and occupancy of the Premises.

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ARTICLE III

RECORDS AND BOOKS OF ACCOUNT

Section 3.01 TENANT’S RECORDS. Tenant shall prepare and keep for two (2) years after the expiration of each Lease Year, full, complete and proper books and source documents, in accordance with Generally Accepted Accounting Principles, of the Gross Sales, whether for cash, credit or otherwise, relating to Tenant’s operation within the Premises, including, without limitation, true copies of all state and local sales and use tax returns and reports, records of inventories and receipts of merchandise, records of bank deposits of the entire receipts from transactions at the Premises, daily receipts from all sales (including those from, internet, mail or telephone orders), and other pertinent original sales records and records of any other transactions conducted in or from the Premises by Tenant and any other persons conducting business from the Premises (collectively, the “Records”). Pertinent original sales records shall include, without limitation, a point-of-sale system of record keeping and such other reasonable documentation which would normally be examined by an independent accountant pursuant to Generally Accepted Auditing Standards.

Section 3.02 MONTHLY AND ANNUAL SALES REPORTS BY TENANT. Tenant shall furnish to Landlord, within ten (10) days after the end of each month and within thirty (30) days after the expiration of each Lease Year, a statement, showing in reasonable detail the amount of Gross Sales (including an itemized list of any permitted adjustments and exclusions thereto) during such period and the calculation of Percentage Rental if applicable. The annual sales statements shall be certified by a duly authorized officer of Tenant as true, complete, and accurate, and shall include the following information: the Gross Sales calculation for each month of the Lease Year (including itemized list of any permitted adjustments and exclusions thereto), the store name and unit number and the Development name and address. If Tenant or any Tenant’s Licensees fails to furnish to Landlord any monthly or annual statement of Gross Sales for 10 days after written notice from Landlord [provided that no such notice shall be required if Tenant has received two (2) or more such notices from Landlord under this Section within the preceding twelve (12) months], , then in addition to all remedies available to Landlord, Tenant shall pay a special handling fee of $100.00 per statement per day until such statement is delivered to Landlord.

ARTICLE IV

AUDIT

Section 4.01 RIGHT TO EXAMINE BOOKS, AUDIT. Landlord may at any time upon thirty (30) days’ prior written notice to Tenant, cause a complete audit to be made by an auditor selected by Landlord of Tenant’s Records, and all other records and operations and physical inventory of Tenant and/or any Tenant’s Licensee relating to the Premises and/or any Radius Violating Business for the period covered by any statement issued or required to be issued by Tenant. Landlord and/or its representative will have the right to inspect records from any other store operated by Tenant or an affiliate of Tenant, but only if such inspection is reasonably necessary to verify Tenant’s Gross Sales reports. Tenant shall make its Records available to Landlord and/or its representative at the Premises or at Tenant’s principal business office in the United States, within thirty (30) days following Landlord’s notice. If such audit discloses that Tenant’s Gross Sales as previously reported for the period audited were understated, Tenant shall immediately pay to Landlord the additional Percentage Rental due for the period audited. Further, if such understatement was in excess of two percent (2%) of Tenant’s actual Gross Sales as disclosed by such audit or if Landlord elected to cause an audit due to Tenant’s failure to timely furnish any reports required under this Lease, Tenant shall immediately pay to Landlord the cost of such audit plus interest on any additional Percentage Rental from the date it was originally owed at five percent (5%) per annum. If Landlord’s auditor determines that Tenant’s Records are insufficient to verify Tenant’s actual Gross Sales, Tenant shall pay for the cost of such audit and Tenant shall reconstruct, at its sole cost and expense, all Records for the determination of Gross Sales for any period being audited, as needed.

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ARTICLE V

CONSTRUCTION OF PREMISES

Section 5.01 CONSTRUCTION OF PREMISES. Any improvements to be made to the Premises shall be substantially as set forth in Exhibit B attached hereto. It is understood and agreed by Tenant that any minor changes from any plans or specifications covering Landlord’s Work as defined in Exhibit B shall not affect or change this Lease or invalidate the same. Any occupancy of the Premises by Tenant prior to the Rental Commencement Date shall be solely for the purpose of inspection, measurement and obtaining information necessary to prepare Plans and Specifications and to construct its leasehold improvements and shall be subject to all terms and conditions of this Lease applicable to such entry.

Section 5.02 CONDITION OF PREMISES.

(a) Upon delivery of possession of the Premises to Tenant with Landlord’s Work (if any) as described in Exhibit B substantially completed, Tenant shall accept such delivery of possession of the Premises in its then existing “AS IS, WHERE IS AND WITH ALL FAULTS” condition, and Tenant acknowledges (i) that Tenant shall have inspected the Premises and shall be fully aware of the condition of the Premises as of delivery of possession; (ii) that Landlord shall have no obligation to improve or alter the Premises for the benefit of Tenant; (iii) that, except as may be expressly provided in this Lease, neither Landlord nor any of Landlord’s employees, agents, representatives, contractors nor brokers has made any representation or warranty of any kind respecting (a) the condition of the Premises, Development, (b) the suitability thereof for Tenant’s use or the conduct of Tenant’s business, or (c) occupancy or operation within the Development by Tenant or any other person or entity. Tenant’s taking possession of the Premises shall constitute Tenant’s formal acceptance of the same and acknowledgment that the Premises is in the condition called for under this Lease, subject to all field conditions existing at the time of delivery of possession. In no event shall Landlord be liable for damages or otherwise as a result of any failure to make the Premises available within the time and/or in the condition provided in this Lease and no such failure shall permit Tenant to rescind or terminate this Lease.

(b) CASp Inspection. A Certified Access Specialist (“CASp”) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. As of the Commencement Date of this Lease, the Premises has not been inspected by a CASp, pursuant to California Civil Code §1938.

Section 5.03 ULTIMATE DELIVERY DATE. The “Delivery Date” means the date upon which the Premises is available for Tenant to take possession as indicated in a notice from Landlord to Tenant. If for any reason whatsoever (including, without limitation, excusable delay, but excluding any delays caused by Tenant), the Delivery Date does not occur within two (2) years of the Estimated Delivery Date, Landlord and Tenant shall each have the right to terminate this Lease upon thirty (30) days prior written notice any time thereafter until the Delivery Date occurs, provided, however, if Tenant elects to terminate this Lease under this Section, such termination shall be null and void if Landlord delivers the Premises within the thirty (30) day notice period. Upon termination, any Deposit paid shall be returned to Tenant and each of the parties hereto shall be released from any further obligation hereunder.

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ARTICLE VI

ALTERATIONS, CHANGES AND ADDITIONS

Section 6.01 ALTERATIONS BY TENANT. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises without the prior written approval of Landlord. However, Tenant may make such alterations, additions and improvements to the interior of the Premises, provided: (a) the same are cosmetic and not structural in nature, do not affect a utility system, the storefront systems or storefront sign and are not inconsistent with the final Plans and Specifications approved by Landlord; (b) that Tenant complies with the provisions concerning contractors, labor relations, compliance with law, reporting of costs and insurance and bonds and the provisions of Exhibit B (including, without limitation Landlord’s Design Criteria Manual); and (c) that Tenant shall submit to Landlord fifteen (15) days written notice prior to undertaking any of the foregoing. Tenant shall present to Landlord Plans and Specifications for any other alterations, additions or improvements at the time approval is sought, in accordance with criteria and procedures as provided in Exhibit B. All alterations, additions and improvements made by Tenant shall be deemed to have attached to the Premises and to have become the property of Landlord upon expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord and Tenant agree to conform with Exhibit B-1 in the event any portion of the Tenant Allowance is used for such work for appropriate tax treatment under the Internal Revenue Code of 1986.

Section 6.02 REMOVAL BY TENANT. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom-clean, and in substantially as good condition as when received (ordinary wear and tear excepted). Tenant shall not remove any alterations, decorations, additions and improvements, except that trade fixtures, merchandise, furnishings, equipment and other personal property installed by Tenant (“Personal Property”) and not affixed to the Premises may be removed if all Rental and other charges due hereunder are paid in full and Tenant is not otherwise in default hereunder; provided that Tenant immediately repairs any damage caused by such removal. Further, Landlord may designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at the expiration or earlier termination of this Lease, and Tenant shall, at its own cost and expense, promptly remove the same and immediately repair any damage to the Premises caused by such removal. If Tenant shall fail to remove any of its Personal Property, Landlord may keep or dispose of such Personal Property in accordance with law or equity. The obligations contained in this Section 6.02 shall survive the expiration or earlier termination of this Lease.

Section 6.03 CHANGES AND ADDITIONS BY LANDLORD.

(a) Landlord reserves the right at any time to make or permit alterations to, and to build or permit the building of additional stories on, the building in which the Premises is located, and to construct or permit the construction of other buildings and improvements in the Development, including any modifications of the Common Areas in connection therewith, to enlarge or reduce the Development, to add decks or elevated parking facilities, and to sell or lease any part of the land and improvement comprising the Development. Landlord reserves the right at any time to relocate, reduce, enlarge, or reconfigure the various buildings, parking areas and other common areas shown on said exhibits.

(b) Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structures over all or any part of the Premises; to erect temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and to locate, install, maintain, use, repair and replace within the Premises pipes, utility lines, ducts, conduits, wires, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and structural elements and all other mechanical equipment serving other parts of the Development, the same to be in locations as will not unreasonably deny Tenant’s use thereof. Landlord may make any use it desires of the side or rear walls of the Premises (including, without limitation, freestanding columns and footings for all columns), provided that such use shall not encroach on the interior of the Premises unless (i) all work carried on by Landlord with respect to such encroachment shall be done during hours when the Premises are not open for business and otherwise shall be carried out in such a manner as not to unreasonably interfere with Tenant’s operations in the Premises, and (ii) Landlord, at its expense, shall repair all damage to the Premises resulting from such work.

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Section 6.04 RIGHTS OF LANDLORD.

(a) Landlord hereby reserves the right to elect at any time upon sixty (60) days prior written notice, to change the location of the Premises in the Development, provided such relocated premises shall contain approximately the same number of square feet as the original Premises. Tenant hereby agrees to be bound by such election and to execute, upon receipt from Landlord, whatever amendments or other instruments as may be required to correctly reflect the foregoing. Landlord shall pay the costs of renovating the relocated Premises so that the same are substantially similar to the original Premises (including leasehold improvements) and of moving and reinstalling Tenant’s Personal Property and storefront sign as well as incidental costs incurred by Tenant as a result of the relocation such as reprinting business cards, changing directories, and advertising, not to exceed $1,000.00. Further, Tenant shall not be required to close its business in the Shopping Center for more than five (5) days to effect such relocation. During such period as Tenant is required to be closed, Rental shall be abated during any period of such closure. Landlord shall have no liability for such relocation or the closing of the Premises other than as specifically set forth in this paragraph and Tenant waives any such claims including, without limitation, claims for lost profits.

(b) In the event Landlord elects to expand or renovate, redevelop, remodel, contract, demolish (in whole or in part) or alter the Development in any manner that Landlord, reasonably determines is necessary for Landlord to obtain possession of the Premises, Landlord, upon ninety (90) days prior written notice, may terminate this Lease. In the event of such termination, within thirty (30) days following the date that Tenant shall have vacated the Premises, paid all and performed all other accrued obligations under this Lease through to the effective date of such termination, Landlord shall pay to Tenant a sum equal to the then unamortized cost of Tenant’s leasehold improvements paid for by Tenant exclusive of any Tenant Allowance which has been paid to Tenant and the value of any construction chargebacks set forth in Exhibit B that have been waived by Landlord, such amortization to be on a straight-line basis over the initial Term commencing with the Rental Commencement Date. Upon written request from Landlord, Tenant shall furnish to Landlord such information as Landlord may reasonably require in connection with the determination of such costs.

ARTICLE VII

CONDUCT OF BUSINESS BY TENANT

Section 7.01 PERMITTED USE AND TRADE NAME. Tenant shall use and operate the Premises for the Permitted Use and under the Trade Name only. If any governmental license or permit shall be required for the Permitted Use, or if a failure to procure such a license or permit may adversely affect Landlord, the Development, then Tenant, at Tenant’s expense, shall duly procure and maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the requirements of each such license or permit.

Notwithstanding anything to the contrary contained in this Lease, in no event shall the Permitted Use include, and Tenant is expressly prohibited from, (i) the offering of any type of Protected Luxury Brand merchandise for sale, or in any other manner whatsoever, in or from the Premises (including, without limitation new, vintage or second- hand Protected Luxury Brand merchandise and/or counterfeit merchandise), (ii) the offering of services related to Protected Luxury Brand merchandise, and/or (iii) the offering for sale, or in any other manner whatsoever, merchandise that uses or incorporates repurposed or recycled identifiable Protected Luxury Brand products or repurposed or recycled identifiable Protected Luxury Brand packaging materials to create another product. “Protected Luxury Brand” means Bulgari, Celine, Dior, Fendi, Louis Vuitton and Hermes but only if such Protected Luxury Brand is a tenant (has an executed Lease with Landlord) in the Development.

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Section 7.02 OPERATION OF BUSINESS; COMPLIANCE WITH LAWS.

(a) Tenant agrees to be open for business and to operate in all of the Premises during the entire Term and during all Development business hours (as determined by Landlord), commencing on the Rental Commencement Date, and to actively and diligently conduct its business at all times in a first class and reputable manner, maintaining at all times a full staff of employees, completely stocked, furnished and inventoried as necessary for its business. In the event Landlord has approved Tenant remaining open for business after or before normal business hours, Tenant shall pay all additional costs incurred by Landlord as a result thereof. Tenant’s obligation to be open for business shall include, but not be limited to, opening for business not more than thirty (30) minutes late, closing for business not more than thirty (30) minutes early, and closing for business for not more than thirty (30) minutes during Development business hours. If Tenant violates this Section 7.02(a), then, after the second violation in any calendar year, in addition to all other remedies available to Landlord, Tenant shall pay Additional Rent in the amount of $150.00 per day for each day of violation. Without limiting the generality of the foregoing, in the event the days and hours during which the Development is legally permitted to be open to the public are regulated or restricted by any lawful authority, then Landlord shall be the sole judge of which hours and days the Development shall be open for business.

(b) Tenant, at Tenant’s expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction affecting or applicable to the Premises or the cleanliness, safety, occupancy and use of the same or applicable to Tenant in the conduct of its business, including all applicable anti-corruption and bribery laws, whether or not any such law, ordinance, order, rule, regulation or requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate changes or improvements (other than structural changes or improvements) or interfere with the use and enjoyment of the Premises. Tenant also agrees not to engage, directly or indirectly, in any form of human trafficking or slavery, including not using, whether directly or indirectly, forced or involuntary labor of any type (e.g., forced, bonded, indentured, involuntary prison labor) or illegal child labor. Tenant shall not do or permit anything to be done in or about the Premises, nor bring anything therein, which will in any way conflict with any such law, ordinance, order, rule, regulation or requirement affecting the occupancy or use of the Premises, or the Development which has been or may hereafter be enacted or promulgated by governmental authorities, or in any way obstruct or interfere with the rights of others, nor shall Tenant use or allow the Premises to be used for any improper, immoral or objectionable purposes or do any act tending to injure the reputation of the Development.

(c) Tenant shall not give samples, approach customers, distribute any handbills or other advertising matter or otherwise solicit business in the parking or other Common Areas or any part of the Development other than in the Premises. No auction, liquidation, going out of business, fire or bankruptcy sale may be conducted or advertised by sign or otherwise in the Premises. Tenant shall not permit the operation of any vending machines in the Premises, other than in the areas reserved solely for the use of Tenant’s employees. Tenant shall not sell or display any merchandise within two feet (2’) of the storefront leaseline or opening unless such sale or display shall be expressly approved on the Plans and Specifications or otherwise approved by Landlord, in writing, except that Tenant shall be permitted to display merchandise in the display windows, if any. Tenant shall not use the areas adjacent to the Premises for business purposes or any other purpose. Tenant shall not store anything in service or exit corridors. All receiving and delivery of goods and merchandise for the Premises, and all removal of merchandise, supplies and equipment, from the Premises shall be made only by way of or in the areas provided by Landlord. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, lodging rooms, for any unlawful purpose, or for cooking, except as specifically permitted in Section 7.01. Tenant shall not install any radio, television, communication dish or other similar device or related equipment exterior to the Premises, shall not cause or make any penetration of the roof of the Premises or the building in which the Premises is located and shall not erect any aerial or antenna on the roof or exterior walls of any building within the Development.

(d) If the Permitted Use includes the sale of food and/or beverages, the same shall be offered pursuant to a menu approved in writing by Landlord and attached as an exhibit to this Lease which shall not be materially changed without Landlord’s prior written consent. Tenant shall provide to Landlord upon demand proof satisfactory to Landlord that monthly cleaning and maintenance of all grease traps, pans and hood ventilators located in the Premises has been performed by an insured, licensed, bondable and qualified contractor. If Tenant is not located within a food court area, Tenant shall be solely responsible for prompt collection and disposal of all trash and debris, including any liquids, within a radius of thirty feet (30’) of the Premises. If Tenant fails to effect such prompt collection and disposal, Landlord may provide for such collection and disposal and Tenant shall pay to Landlord the cost of such collection and disposal plus a fifteen percent (15%) administrative fee to Landlord within ten (10) days after receipt of a written statement setting forth such cost.

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If Tenant shares any Common Area facility, such as a common grease interceptor, in common with other tenants in the Development, Tenant will pay Tenant’s share (based on all tenants using such facility) of costs incurred by Landlord for the operation, repair, maintenance, and/or replacement of such facility within ten (10) days after receipt of a written statement setting forth such cost.

Section 7.03 REGULATED MATERIALS.

(a) For the purposes of this Section 7.03, the following terms shall have the following meanings: (i) “Regulated Material” means (A) any material or substance that, whether by its nature or use, is subject to regulation under any Environmental Law, (B) any material or substance that, whether by its nature or use, could otherwise give rise to Liability under any Environmental Law, or (C) such other material as is designated in a notice from Landlord to Tenant (whether such notice is provided before or after Tenant first commences to use such material); and (ii) “Environmental Law” means any federal, state or local law (including the common law), regulation, ordinance or requirement of a government agency relating to the health, safety or protection of the environment, natural resources or workplace safety.

(b) Tenant hereby represents and warrants to Landlord that (i) no Regulated Material will be generated, manufactured, sold, transported or located at, in, on, under or about the Premises in a manner which violates any Environmental Law, or which requires cleanup or corrective action of any kind under any Environmental Law; and (ii) no Regulated Material will be transported, released, emitted, sold, discharged, leached, dumped or disposed of on the Premises, or except for disposal or recycling of non-hazardous waste at a licensed disposal or recycling facility, from the Premises onto or into any other property. However, the above prohibition concerning Regulated Materials shall not prevent Tenant from selling regular consumer products which contain small, safe amounts of such Regulated Materials or maintaining small, safe amounts of cleaning solutions at the Premises in compliance with Environmental Law.

Section 7.04 RADIUS. If Tenant, or any affiliate of Tenant, shall directly or indirectly, own (fully or partially) and/or operate in any business under the same Trade Name as Tenant, within the Radius Area (“Radius Violating Business”), then the Gross Sales of any Radius Violating Business shall be included in the Gross Sales made from the Premises and the Percentage Rental hereunder shall be computed upon the aggregate of the Gross Sales made from the Premises and from any Radius Violating Business. Tenant shall be obligated to provide Landlord with a statement of Tenant’s Gross Sales for all Radius Violating Businesses, in accordance with the provisions of Article III and Landlord shall have a right to examine the books and to audit such other businesses in a manner as set forth in Article IV. This Section 7.04 shall not apply to any such business or businesses open and in operation within the Radius Area as of the Commencement Date.

ARTICLE VIII

COMMON AREAS

Section 8.01 OPERATION AND MAINTENANCE OF COMMON AREAS. Landlord shall cause to be operated and maintained all “Common Areas” (as defined below) at a level comparable to other regional shopping malls or mixed-use developments in the region in which the Development is located. The manner in which such areas and facilities shall be operated and maintained, and the expenditures therefor, shall be at the sole discretion of Landlord.

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Section 8.02 USE OF COMMON AREAS; EMPLOYEE PARKING.

(a) The term “Common Area(s)” means, to the extent provided by Landlord, all improved and unimproved areas within the Development including, without limitation: (i) parking structures, areas and facilities (collectively, “parking facilities”), traffic control and traffic information signs and equipment, roadways, pedestrian sidewalks, curbs, driveways, transportation system, if any, public transportation loading and unloading facilities not devoted to a single tenant, truckways, delivery areas, landscaped areas, community rooms, office facilities, elevators, escalators, exterior walls (subject to the limited easement rights granted for the placing of the store signage as provided in Section 9.01 and Exhibit B), roofs, skylights, beams, stairs and ramps not contained within any Floor Area, public restrooms and comfort stations, service areas, service and fire exit corridors, passageways and other areas, amenities, facilities and improvements provided by Landlord, and (ii) those areas within the Development and areas adjacent to the Development containing parking facilities, signs, pylons or structures advertising the Development or which from time to time may be provided by the owners of such areas for the convenience and use of Landlord, the tenants of the Development, the owners and occupants of the Major Tenants and their respective subtenants, assignees, licensees, concessionaires, agents, employees, customers and invitees. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Areas, subject, however, to such rules and regulations for the use thereof as may be prescribed from time to time by Landlord or the owner of such Common Areas, including the right of Landlord or such owner or a third-party operator to impose parking charges (including, without limitation, employee parking), whether by meter or otherwise, and to determine the hours and mode of operation of the elevators and escalators serving the Development.

(b) Landlord shall have the right, but not the obligation, from time to time, to (i) modify or permit the modification of the Common Areas, (ii) remove or permit the removal of portions of the Common Areas from common use, (iii) close or permit the closure of any Common Area to make repairs or changes, (iv) prevent the acquisition of public rights in such area or to discourage non-customer parking, (v) use or permit the use of areas for attendant or valet parking, (vi) permit events, advertising displays, educational displays and other displays in the Common Areas, (vii) erect, construct or permit the erection and/or construction of buildings or other improvements on the Common Areas, (viii) lease kiosks and carts, and (ix) establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Landlord agrees that it will make no changes to the Common Areas which materially and adversely obstruct reasonable visibility of or access to the Premises through Tenant’s existing storefront entrance. This shall not however prohibit or otherwise restrict the placement by Landlord of mall plantings, kiosks, mall seating, mall directories, and mall amenities in the Common Areas including in front of the Premises. Moreover, this shall not prohibit repairs, remodeling, renovation, or other construction.

(c) Tenant and its employees, when working, shall park their vehicles in the areas specifically designated by Landlord for employee parking (Tenant’s employees shall not park in the employee parking area when not working). Automobile license numbers of employees’ cars shall be furnished by Tenant upon Landlord’s request. If Tenant or its employees violate this Section, Landlord shall have the right to cause the vehicle to be towed, at Tenant’s expense. Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, contractors and representatives from and against any and all claims of the employee and/or owner of any vehicle so towed.

Section 8.03 COMMON AREA OPERATING COSTS AND EXPENSES. From and after the Rental Commencement Date, Tenant shall pay to Landlord the Common Area Charge in monthly installments, in advance, on the first day of each calendar month, without demand, offset or reduction. The Common Area Charge shall be increased annually on a compounded basis by the percentage amount set forth on the Data Sheet.

ARTICLE IX

SIGNS

Section 9.01 TENANT’S SIGNS. Tenant shall affix a sign to the exterior surface of the storefront of the Premises in accordance with the sign criteria in the Design Criteria Manual and shall pay for all charges for electricity and all costs of fabricating, constructing, operating, maintaining, lighting during all hours designated by Landlord. Except as hereinabove mentioned, Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall, window or the roof of the Premises, or on the interior or exterior surface of the glass of any window or door of the Premises, or on any sidewalk or other location outside the Premises, or on or within any display window space in the Premises, or within two feet (2’) of the front of the storefront leaseline, whether or not there is display window space in the Premises, or within any entrance to the Premises, any sign (flashing, moving, hanging, handwritten, or otherwise), decal, placard, decoration, flashing, moving or hanging lights, lettering, or any other advertising matter of any kind or description; provided, however, that subject to the prior written approval of Landlord with respect to design and placement, Tenant may place decals for health and safety purposes on glass storefronts where warranted. Landlord retains all rights to use the exterior walls (subject to the limited rights granted for the placing of the store signage as provided in this Section 9.01 and Exhibit B) and roof in, above and below the Premises and the floor above and below the Premises. No symbol, design, name, mark or insignia adopted by Landlord for the Development shall be used without the prior written consent of Landlord. No illuminated sign located in the interior of the Premises and visible from outside the Premises shall be permitted without the prior written approval of Landlord. All signs located in the interior of the Premises shall be in good taste so as not to detract from the general appearance of the Premises or the Development. The content of all signage, media, and/or advertising in or on the Premises shall be limited to the advertising of merchandise permitted to be sold by Tenant in the Premises.

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ARTICLE X

MAINTENANCE OF PREMISES

Section 10.01 LANDLORD’S OBLIGATIONS FOR MAINTENANCE. Landlord shall keep and maintain the roof (excluding any skylights, Tenant rooftop HVAC units and/or roof penetrations made by Tenant as permitted under this Lease), foundation and the exterior surface of the exterior walls of the building in which the Premises is located (exclusive of storefronts, doors, door frames, door checks, other entrances, windows and window frames which are not part of Common Areas) in good repair, except that Landlord shall not be called upon to make any such repairs occasioned by the act or omission or negligence of Tenant, its agents, employees, invitees, Tenant’s Licensees or contractors. Nothing contained in this Section 10.01 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs conferred elsewhere in this Lease. In no event shall Landlord be liable for consequential damages or Tenant’s lost profits claimed to be caused by any failure of maintenance or repair required by Landlord.

Section 10.02 TENANT’S OBLIGATIONS FOR MAINTENANCE; NO LIENS.

(a) Except as provided in Section 10.01 of this Lease, Tenant, at Tenant’s expense, shall keep and maintain in a first-class appearance, and in good condition and repair (including replacement of parts and equipment, if necessary) reasonable wear and tear excepted, the Premises and every part thereof and any and all appurtenances thereto wherever located, including, without limitation, all Tenant’s Work, the interior surfaces of the exterior walls, the exterior and interior portion of all doors, door frames, door checks, other entrances, windows, Tenant’s signs, window frames, plate glass, storefronts, all plumbing and sewage facilities within the Premises (including free flow to the Tenant’s point of connection to sewer branch line), fixtures, ventilation, heating and air conditioning and electrical systems exclusively serving the Premises (whether or not located in the Premises), sprinkler systems, walls, floors and ceilings (including floor and ceiling coverings).

(b) Tenant, at its sole cost and expense, shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with applicable law and all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officials of the governmental agencies having jurisdiction over the Premises. Tenant shall also comply with requirements of any insurance underwriters, inspection bureaus or similar agency. Tenant shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof or by the insurance underwriter insuring the building in which the Premises is located.

(c) Tenant shall keep the Premises and all other parts of the Development free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Within fifteen (15) days after written request therefor by Landlord, Tenant shall (i) bond against or discharge any mechanics’ or materialmen’s lien or (ii) furnish Landlord with a copy of the recorded waiver of lien, recorded release of lien, or of the recorded bond discharging such lien. Tenant shall reimburse Landlord, within fifteen (15) days of demand thereof, for any and all costs and expenses including, without limitation, attorneys’ fees, which may be incurred by Landlord by reason of the filing of any such liens and/or removal of same. Tenant shall give Landlord at least fifteen (15) days’ written notice prior to commencing or causing to be commenced any work on the Premises (whether prior or subsequent to the Commencement Date), so that Landlord shall have reasonable opportunity to file and post a notice of non-responsibility for Tenant’s work.

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(d) In the event Tenant fails to perform any obligation required of Tenant pursuant to this Section 10.02, Landlord may, but shall not be required to, perform any such act or fulfill any such obligation without prior notice to Tenant and Tenant shall reimburse Landlord for all cost and expense incurred by Landlord, within fifteen (15) days of written demand thereof.

ARTICLE XI

INSURANCE AND INDEMNITY

Section 11.01 TENANT’S INSURANCE.

(a) Tenant, at its sole cost and expense, shall, during the entire Term hereof, procure and keep in force, in the amounts set forth on the Data Sheet: (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises per occurrence combined single limit, broad form/extended bodily injury, death and property damage; (ii) product liability coverage (including, without limitation, liquor liability coverage for acts arising out of the serving and/or consumption of food and/or alcoholic beverages on or obtained at the Premises, if part of the Permitted Use) per occurrence combined single limit, broad form/ extended bodily injury, death and property damage; (iii) commercial automobile liability insurance covering all owned, non-owned, hired or borrowed vehicles of Tenant, or any vehicle used by Tenant’s employees, in connection with the operation of its business from the Premises, per occurrence combined single limit, broad form/ extended bodily injury, death and property damage; (iv) property insurance at full replacement value including coverage against fire, smoke, lightning, windstorm and hail, explosion, theft, vandalism, malicious mischief, falling objects, water damage which does not exclude backup from sewers or drains and/or sprinkler leakage, plate glass, earth movement, and flood insuring Tenant’s merchandise, trade fixtures, furnishings, mechanical, electronic, or other service equipment, and all other items of Personal Property of Tenant located on or in the Premises; (v) business interruption and extra expense insurance covering no less than twelve (12) months of loss of income; (vi) builders risk insurance during any construction, alteration, or fit-out project undertaken by Tenant as required in Exhibit B; (vii) workers’ compensation coverage as required by law and including Employer’s Liability Insurance in the amounts set forth on the Data Sheet per each accident, per each employee by disease, with a policy aggregate by disease in the amount set forth on the Data Sheet; and (viii) professional liability insurance in commercially reasonable amounts if the Permitted Use includes any medical, veterinary, pharmacy, chiropractor, dentistry, legal, CPA or accounting, psychology, psychiatry or therapist, or other similar uses. If Landlord reasonably deems it necessary to increase the amounts or limits of insurance required to be carried by Tenant hereunder, Tenant shall so increase the amounts or limits and shall provide Landlord with policies or certificates indicating the increased amounts or limits.

(b) All policies of insurance required to be carried by Tenant pursuant to this Section 11.01 shall be written by insurance companies of adequate financial capacity satisfactory to Landlord with a Best’s rating and Financial Size Category of not less than A-/VII and authorized to do business in the state in which the Development is located. Any such insurance required of Tenant hereunder may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. An insurance certificate (and endorsements where same become necessary) certifying that such policy has been issued, providing the coverage required and all of the provisions specified in this Section 11.01, shall be delivered to Landlord prior to the Delivery Date, and such insurance information shall also be provided in connection with all renewals.

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ROS/Impossible Kicks	13	Form Rev. [02/2023]

(c) Tenant’s general liability insurance policy shall: (i) be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; and (ii) include Landlord and the parties set forth on the Data Sheet of this Lease and any other parties designated by Landlord from time to time as additional insured entities. All insurance policies required to be carried by Tenant pursuant to this Section 11.01 shall contain the following clauses and provisions: (w) a waiver by the insurer of any right to subrogation against Landlord and other additional insured entities (as set forth on the Data Sheet), its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives; (x) a severability of interest clause or endorsement; (y) a provision that the insurer will not cancel or change the coverage provided by such policy without giving Landlord thirty (30) days’ prior written notice; and (z) such policy shall be an “occurrence form” policy. With respect to any policy of insurance required in this Section 11.01, Tenant shall be responsible for any deductible or self-insured retention amounts and the defense and indemnity obligations set forth in this Lease in the event that an insurer does not participate in the defense and/or indemnity of a claim tendered by Landlord pending exhaustion of a deductible or self-insured retention amount, it being the intent of the parties that the additional insured entities shall be fully insured from the first dollar of any claimed loss or expense.

(d) In the event that Tenant fails to procure or to maintain, at the times and for the duration specified in this Section 11.01, any insurance required by this Section 11.01, or fails to carry insurance required by law or governmental regulation, Landlord may (but shall not be required to) at any time or from time to time, and without notice to Tenant, procure such insurance and pay the premiums therefor, and the cost of same, plus a fifteen percent(15%) administrative fee shall be payable upon Landlord’s demand.

(e) Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord’s policies of hazard or liability insurance, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Development to be increased beyond the minimum rate from time to time applicable to the Premises or to any property for the use or uses made thereof, Tenant will pay the amount of any such increase upon Landlord’s demand.

Section 11.02 LANDLORD’S INSURANCE. During the Term following the Rental Commencement Date, Landlord shall provide, in a blanket policy or otherwise, (a) in amounts and coverages determined by Landlord, with or without deductibles, insurance coverage in the form of an “all-risk” type policy against loss or damage by fire, flood, windstorm, hail, explosion, damage from aircraft and vehicles and smoke damage, and such other risks as are from time to time included in a standard extended coverage endorsement, insuring the Development and the leasehold improvements to the Premises (exclusive of Tenant’s merchandise, trade fixtures, furnishings, equipment, plate glass, signs and all other items of Personal Property of Tenant), (b) to the extent the same is commercially available in the market during such period, rental interruption insurance which insurance may be carried in amounts up to Tenant’s total Rental obligation for no less than twelve (12) months, (c) commercial general liability insurance, and (d) any other insurance which Landlord determines in its reasonable judgment is proper with respect to the Development, all such insurance in form and amounts as determined in Landlord’s reasonable business judgment. Tenant shall submit to Landlord a statement setting forth the cost of Tenant’s leasehold improvements promptly after completion thereof.

Section 11.03 INDEMNIFICATION; COVENANT TO HOLD HARMLESS.

Tenant covenants to defend and indemnify Landlord, its affiliates, parents, subsidiaries, partners, members, management company, successors, and assigns, and the employees, agents, officers, directors, shareholders, members, advisers, trustees and fiduciaries of any of them, save them harmless (except to the extent of loss or damage resulting from the intentional or willful acts or omissions or the gross negligence of Landlord not required to be insured against by Tenant pursuant to this Article XI) from and against any and all claims, actions, demands, judgments, awards, fines, mechanics’ liens or other liens, losses, damages, liability and expense, known or unknown, foreseen or unforeseen, contingent or otherwise, including attorneys’ fees, consultant fees, investigation and laboratory fees and court costs, in connection with all losses, including, without limitation, loss of life, personal injury and/or damage to property, arising from or out of Tenant’s failure to comply with any provision of this Lease, including, without limitation, Section 7.03, or arising from or out of any occurrence caused wholly or in part by any act or omission of Tenant, Tenant’s Licensees, or any of their agents, contractors, suppliers, employees, servants or customers and including any product liability claim or any labor and employment dispute involving Tenant or its contractors and agents. In case Landlord or any other party so indemnified shall be made a party to any litigation commenced by or against Tenant, then Tenant shall defend, indemnify, protect and save them harmless and shall pay, as the same becomes due and payable, all costs, expenses and reasonable attorneys’ fees and court costs incurred or paid by them in connection with such litigation. Landlord reserves to itself, at its sole option, the right to appoint or approve of counsel to defend its interest in any action where it or its related entity is a named party. The obligations set forth herein shall survive the expiration or earlier termination of this Lease.

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ROS/Impossible Kicks	14	Form Rev. [02/2023]

Section 11.04 WAIVER OF RIGHT OF RECOVERY. Except as otherwise provided in this Lease, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, to the extent that such loss or damage is covered by (or should have been covered by) any insurance policy carried by such party, or which is required to be carried by such party under the terms of this Lease, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section 11.04 shall not limit the indemnification for liability to third parties pursuant to Section 11.03. In the event either party is a self-insurer or maintains a deductible, then the self-insuring party or the party maintaining the deductible hereby releases the other party from any liability arising from any event which would have been covered had the required insurance been obtained and/or the deductible not been maintained. Tenant shall be responsible for the payment of any deductible or self-insured retention amounts and the defense and indemnity obligations set forth in this Lease in the event that an insurer does not participate in the defense and/or indemnity of a claim tendered by Landlord pending exhaustion of a deductible or self-retention amount, it being the intent of the parties that the additional insured entities shall be fully insured from the first dollar of any claimed loss.

ARTICLE XII

UTILITIES AND WIFI

Section 12.01 UTILITY CHARGES.

(a) Tenant shall be solely responsible for and shall promptly pay for all fees, deposits and charges, including use and/or connection fees, hook-up fees, standby fees, and/or penalties for discontinued or interrupted service, and the like, for water, gas, electricity, HVAC, fire alarm, burglar alarm, telephone, cable television, sewer and sanitation, solid waste disposal and any other service or utility used in or upon or furnished to the Premises, including, without limitation, any services to be supplied by Landlord from a central utility plant or other utility system as more particularly set forth on the Data Sheet or on Exhibit D, irrespective of whether any of the foregoing are initially paid in advance by Landlord, or otherwise. Landlord, at its sole option, may elect to furnish any or all of such services with a separate charge therefor to Tenant, at a cost in excess of Landlord’s cost, subject to 12.01(d) below, such charge to be based upon the services used by Tenant, as reflected by meter, submeter or otherwise. Tenant shall pay such charge at such time and upon such terms as installments of Minimum Annual Rental are due.

Tenant shall initially pay Landlord the sums set forth on the Data Sheet per annum for the cost of providing: (i) water and sewer service; (ii) fire detection services; and (iii) electric service to the Premises. All such sums shall be subject to reasonable annual adjustments by Landlord and paid in equal consecutive monthly installments in the same manner as Minimum Annual Rental.

(b) Except to the extent of Landlord’s gross negligence or willful misconduct, in no event shall Landlord be liable for damages or otherwise for any interruption, reduction, disruption, curtailment or failure in the supply, quality or character of electricity, services from a central utility plant or any other utility or other service, nor shall any such condition be deemed to constitute constructive eviction of Tenant, or excuse or relieve Tenant from its obligations under this Lease.

(c) Landlord may, upon thirty (30) days’ prior written notice to Tenant, elect to have Tenant obtain, and/or discontinue furnishing, as applicable, any utility to the Premises (including, without limitation, heating, ventilation and air conditioning services) if such utility is available from an alternate supply source, without thereby affecting other terms of this Lease in any manner or otherwise incurring any liability to Tenant, and Landlord shall no longer be obligated to furnish such utility to the Premises. If Landlord gives such notice, Tenant shall promptly contract for and receive such utility directly from the public utility serving the Development, and Landlord shall permit Tenant, at Tenant’s sole cost, to use Landlord’s risers, wiring, electric and any other installations then serving the Premises for such purpose, if any, to the extent that the same are available, suitable and may be safely so used, consistent with concurrent and anticipated future use by Landlord and other tenants. Landlord may thereafter from time to time during the Term elect to provide, or resume provision of, any utility to the Premises.

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(d) To the extent utilities provided by Landlord are utilities which could be supplied to Tenant as a direct customer of a public utility, the value of such utility used by Tenant shall be computed so as not to exceed the rate schedules which would be applicable if Tenant was at the time a direct customer of such public utility corporation.

(e) Landlord shall have the right to reduce heating, cooling and lighting within the Premises and the Common Areas as required by any mandatory or voluntary fuel or energy saving allocation, or similar statute, regulation, order or program.

(f) Tenant shall operate its heating, ventilating and air conditioning (“HVAC”) system(s) serving the Premises to maintain comfortable conditions. Temperatures in the Premises shall be compatible with temperatures in the Development.

(g) If Tenant desires to install any equipment which shall exceed the capacity of any utility facilities or which shall require additional utility facilities, Tenant shall obtain Landlord’s prior written approval. If approved by Landlord, and if Landlord provides additional facilities to accommodate Tenant’s installation, Tenant shall pay Landlord, on demand, the cost of providing such additional utility facilities or utility facilities of greater capacity. Tenant shall in no event use any of the utility facilities in any way which shall overload or overburden the utility systems.

(h) Tenant shall be permitted, without charge by the backbone provider retained by Landlord, if any, (the “Backbone Provider”), to provide Wi-Fi to its customers free of charge while its customers are within the Premises provided that: (a) Tenant installs, at Tenant’s cost and expense, a system for the provision of Wi-Fi entirely independent of, and not interfering with, the infrastructure installed by the Backbone Provider; and (b) such system does not provide Wi-Fi service outside of the Premises except leakage to a de minimis extent which cannot reasonably be prevented. Tenant acknowledges that Wi-Fi service shall be provided by the Backbone Provider in the Common Areas. Tenant agrees that: (1) Wi-Fi service in the Common Areas may interfere with or disrupt Wi-Fi service in the Premises; and (2) neither Landlord or the Backbone Provider shall be liable for any such interference or disruption or any failure, delay, interruption or reduction in Wi-Fi service in the Premises.

ARTICLE XIII

ESTOPPEL STATEMENT, ATTORNMENT AND SUBORDINATION

Section 13.01 ESTOPPEL STATEMENT. Within ten (10) days after request, Tenant shall execute and deliver to Landlord an estoppel certificate in the form requested by Landlord certifying to such matters as may be reasonably requested by Landlord. Tenant’s failure or refusal to execute timely such statement shall constitute an acknowledgment by Tenant that the statements contained in such statement are true and correct without exception and may be relied upon by Landlord or by any prospective or existing transferee of all or any part of Landlord’s interest in the Development or this Lease or by any of Landlord’s lenders.

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ROS/Impossible Kicks	16	Form Rev. [02/2023]

Section 13.02 ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage and/or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Development or any portion thereof containing the Premises, this Lease shall remain in full force and effect and Tenant hereby automatically attorns to the new owner. Tenant covenants and agrees, at such new owner’s request, to execute an instrument evidencing such attornment reasonably satisfactory to the new owner, recognizing the new owner as Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Premises by, through or under Tenant without Landlord’s consent in writing shall not constitute an attornment or create any interest in this Lease or the Premises. At Tenant’s request, the new owner shall acknowledge in writing that, subject to the provisions of this Section, Tenant’s interest in the Premises and rights under this Lease shall not be disturbed so long as Tenant is not in default under the terms of this Lease beyond the time permitted to cure such default.

Section 13.03 SUBORDINATION. Tenant further agrees this Lease shall be subordinate to the lien of any mortgage, deed of trust or any ground lease that may be placed upon the Premises or the Development and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacement and extensions thereof. The foregoing shall be self-operative and no further instruments shall be required to effect such subordination of this Lease. Tenant also agrees that any mortgagee, beneficiary or ground lessor may elect to have this Lease constitute a prior lien to its mortgage, deed of trust or ground lease, and in the event of such election and upon notification by such mortgagee, beneficiary or ground lessor to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease. Tenant agrees that upon the demand of Landlord, or any mortgagee, beneficiary or ground lessor, Tenant shall, within ten (10) days of the receipt of said demand, execute whatever instruments may be required to carry out the intent of this Section 13.03 in the form requested by Landlord or such mortgagee, beneficiary or ground lessor, including, without limitation, an appropriate recordable subordination agreement.

Section 13.04 NOTICE TO MORTGAGEE, BENEFICIARY OR GROUND LESSOR. If Tenant is given notice of the name and address of a mortgagee, beneficiary or ground lessor, then Tenant shall give written notice of any default by Landlord to such mortgagee, beneficiary or ground lessor specifying the default in reasonable detail. Tenant shall afford mortgagee, beneficiary or ground lessor the right to cure such default and if such mortgagee, beneficiary or ground lessor does perform on behalf of Landlord, such default shall be deemed cured.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING

Section 14.01 RESTRICTIONS ON TRANSFER. Tenant shall not directly or indirectly, voluntarily, involuntarily, or by operation of law, mortgage, encumber, pledge, lien, collaterally assign, or otherwise hypothecate all or any part of its leasehold interest under this Lease or the Premises. Further, without Landlord’s written consent, which shall not be unreasonably withheld or denied, Tenant shall not transfer, assign, sublet, enter into franchise, license or concession agreements affecting all or any part of this Lease, Tenant’s interest in the Premises or Tenant’s business or change ownership or control of the entity comprising Tenant (collectively “Transfer”). Situations in which Landlord may reasonably withhold its consent to a Transfer include, but are not limited to, (i) Landlord’s determination that the proposed transferee’s (“Transferee”) use or proposed operation of the Premises (for anything other than the Permitted Use) is not complimentary to the tenant mix of the Development, or (ii) the proposed Transferee’s net worth or financial condition is not sufficient to satisfy Tenant’s obligations under the Lease, or (iii) the Tenant is currently in default under the Lease. Any attempted or purported Transfer without Landlord’s prior written consent shall be void and of no force or effect and shall entitle Landlord immediately the right to terminate this Lease and all of its obligations hereunder. No Transfer of this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor from liability under this Lease. The transfer of ownership or control of the entity comprising Tenant by way of the sale of shares through an initial public offering or the purchase or sale of shares if Tenant is a public corporation shall not be deemed a Transfer hereunder. A consent to one (or any) Transfer by Landlord shall not be deemed to be a consent to any subsequent Transfer.

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ROS/Impossible Kicks	17	Form Rev. [02/2023]

Section 14.02 PROCEDURE FOR TRANSFER.

(a) Tenant shall give ninety (90) days prior written notice of its intention to Transfer to Landlord specifying the nature of such Transfer, the proposed date of such Transfer, the proposed Transferee, and the net worth and previous business experience of the proposed Transferee, including without limitation copies of the proposed Transferee’s last two years’ income statement, audited and certified balance sheet and statement of changes in financial position. In the event of a sublease, such notice shall be accompanied, by a copy of the proposed sublease or license.

(b) Landlord shall, within sixty (60) days after its receipt of such notice, in writing: (i) withhold its consent to the Transfer; (ii) consent to the Transfer; or (iii) terminate this Lease in Landlord’s sole discretion to be effective thirty (30) days after receipt of such notice by Tenant, unless Tenant delivers to Landlord written notice of withdrawal of its proposed Transfer within ten (10) days of receipt of Landlord’s termination notice. Failure of Landlord to give Tenant written notice of Landlord’s action with respect to any request for Landlord’s consent to a proposed Transfer shall not constitute or be deemed Landlord’s consent to such Transfer. Landlord’s consent to a proposed Transfer shall only be given if and when Landlord has notified Tenant in writing that Landlord consents to such proposed Transfer.

(c) Upon Tenant’s written request, Landlord shall provide to Tenant a statement of its reason(s) for withholding consent (if applicable) to the proposed Transfer. Tenant acknowledges and agrees that each of the rights of Landlord set forth herein in the event of a proposed Transfer is a reasonable restriction on Transfer for purposes of applicable laws. Landlord shall have no liability to Tenant or to any proposed Transferee in damages if it is adjudicated that Landlord’s consent shall have been unreasonably withheld and/or that such unreasonable withholding of consent shall have constituted a breach of this Lease or other duty to Tenant, the proposed Transferee or any other person. In such event, Tenant’s sole remedy shall be to have the proposed Transfer declared valid, as if Landlord’s consent had been duly and timely given.

Section 14.03 REQUIRED DOCUMENTS AND FEES. Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form satisfactory to Landlord, executed by Tenant and Transferee, under which Transferee shall agree in writing for the benefit of Landlord (except as otherwise agreed in writing by Landlord) to assume, perform and abide by all of the terms, covenants and conditions of this Lease. In addition, Landlord, in its sole discretion, may require Transferee to provide a deposit as security for the timely payment of Rental, or such other security as may be agreed upon by Landlord and Transferee. Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ and administrative fees incurred in the processing of, and documentation for, each such requested Transfer, whether or not the Transfer is consummated.

Section 14.04 SUBLEASE RENTALS. In the event Landlord has consented to a subletting by Tenant of all or any part of the Premises and the Rental under such subletting exceeds the Rental payable under this Lease, the Rental due Landlord under this Lease shall automatically increase by the amount of such excess Rental.

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ROS/Impossible Kicks	18	Form Rev. [02/2023]

ARTICLE XV

WASTE OR NUISANCE

Section 15.01 WASTE OR NUISANCE. Tenant shall not commit or permit any of its employees, invitees, contractors, subcontractors, or agents or Tenant’s Licensees to commit any waste upon the Premises and shall not place a load upon the floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry. Tenant shall not commit or permit any of its employees, invitees, contractors, subcontractors, or agents or Tenant’s Licensees to commit any nuisance or other act or thing which may impact Landlord’s operation of the Development or disturb the quiet enjoyment of any other occupant or tenant of the Development. Except if reasonably necessary for the Permitted Use and at all times at reasonable levels and during reasonable times, Tenant shall not use or permit to be used any medium, device or equipment that might constitute a nuisance outside the Premises, such as: (a) loudspeakers, sound amplifiers, tape decks, compact disc players, radios, televisions, or any other sound or vibration producing device which will carry sound and/or vibrations; (b) any light(s) or any other light producing or other illuminating device which emanates from the Premises; or (c) odors. Upon written notice from Landlord, Tenant shall cause any such noise, light/illumination, or odors to cease. Tenant shall not allow any use of the Premises or any other portion of the Development in a manner which is a source of annoyance, disturbance or embarrassment to Landlord or to the other tenants of the Development or which is deemed by Landlord, in its sole discretion, as not in keeping with the character of the Development.

ARTICLE XVI

PROMOTIONAL CHARGE; PAYMENT SYSTEMS, REMOTE ORDERING

Section 16.02 PROMOTIONAL CHARGE, PAYMENT SYSTEMS, REMOTE ORDERING.

(a) From and after the Rental Commencement Date, Tenant shall pay to Landlord the Promotional Charge in monthly installments, in advance, on the first day of each calendar month, without demand, offset or reduction. The Promotional Charge shall be increased annually on a compounded basis by the percentage amount set forth on the Data Sheet. Landlord, in its sole direction, shall use the Promotional Charge to promote or otherwise operate the Development.

(b) Tenant shall use the name of the Development (or such other name as Landlord shall designate during the Term as provided by written notice to Tenant) to describe the location of the Premises for all advertising, promotional and marketing materials which refer to the location of the Premises. However, Tenant shall obtain the approval for the “Westfield” logo or representations from Landlord prior to using such logo or representations, which approval shall not be unreasonably withheld or delayed. Tenant further agrees to the mention or nonmention of Tenant’s Trade Name in the general advertising and, in either event, Tenant shall, upon the request of Landlord, furnish copy, pictures or an example of its merchandise for promotion in such advertising.

(c) Tenant agrees to use commercially reasonable efforts to (i) ensure that the payment system(s) used at the Premises are compatible with one or more mobile payment system(s) that may be identified by Landlord from time to time (e.g., Square, PayPal), and (ii) implement operations, services, technologies and features relating to the Premises and Tenant’s customers (which may include, without limitation, those relating to the physical space, digital initiatives, and mobile applications) that are compatible with the digital and other technological initiatives that may be identified by Landlord from time to time, which are designed to increase consumer visits and sales and otherwise enhance the overall consumer experience (e.g., LinePass, Instance Deals). If Tenant participates in remote (including on-line) ordering/delivery or pick up (including, without limitation, an online service), Tenant shall ensure that the Premises contain dedicated lines, counters or other areas for such pick-up of food or other products ordered outside of the Premises. Tenant shall also participate in any online ordering or delivery/pick-up service provided by Landlord or its affiliates for the Development or any portion thereof, provided that the cost of participation in such service shall be reasonably competitive with similar third-party services.

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ROS/Impossible Kicks	19	Form Rev. [02/2023]

ARTICLE XVII

CASUALTY AND DAMAGE

Section 17.01 RECONSTRUCTION OF DAMAGED PREMISES.

(a) In the event the Premises shall be partially or totally destroyed by fire or other casualty insured pursuant to Section 11.02 so as to become partially or totally untenantable, then the damage to the Premises and the leasehold improvements shall be promptly repaired by Landlord (unless Landlord shall elect not to rebuild as hereinafter provided), and the Minimum Annual Rental and, to the extent reimbursed from the proceeds of insurance under Section 11.02, any Additional Rent that is calculated on the basis of Floor Area payable by Tenant shall be abated in proportion to the Floor Area of the Premises rendered untenantable, and the Annual Breakpoint shall likewise be proportionately reduced. Payment of full Minimum Annual Rental and Additional Rent so abated shall re- commence, and Tenant shall be obligated to reopen for business not later than the thirtieth (30th) day following the date that Landlord advises Tenant that the Premises are tenantable (which means that Landlord shall have repaired, restored or reconstructed the Premises). Any amount expended by Landlord in repairing the Premises in excess of the proceeds of insurance received by Landlord pursuant to Section 11.02 of this Lease which were allocated to the Premises shall be repayable by Tenant to Landlord within thirty (30) days after demand thereof. In no event shall Landlord be required to repair or replace Tenant’s signage or Personal Property, but the same shall be repaired or replaced promptly by Tenant to a condition at least equal to that prior to the damage or destruction thereof. If Landlord elects or is required to restore the Leased Premises pursuant to this ARTICLE 17, and Landlord does not substantially complete the repair or restoration of the Premises within one year after the occurrence of such casualty, then Tenant shall have the right, as its sole remedy, to terminate this Lease at any time thereafter on thirty (30) days’ prior written notice to Landlord (unless such repair or restoration shall be substantially completed during such thirty (30) day period).

(b) Landlord may elect, in its sole discretion, to cause Tenant to make such repairs to the leasehold improvements, in which event Tenant shall promptly complete same in accordance with provisions of Exhibit B and Landlord will make available to Tenant for the sole purpose of reconstruction of Tenant’s leasehold improvements such portion of any insurance proceeds received by Landlord under a policy carried pursuant to Section 11.02 as may be allocated to the leasehold improvements of the Premises by Landlord. If such proceeds Landlord allocates to the leasehold improvements are insufficient to permit restoration of the premises, Tenant shall have the right to terminate, such notice to be given within thirty (30) days notice after Landlord’s right to elect Tenant to make such repairs.

Section 17.02 LANDLORD’S OPTION TO TERMINATE LEASE. If (i) more than thirty percent (30%) of the Floor Area of the building in which the Premises is located is damaged or destroyed by fire or other casualty, or (ii) all or any part of the Development or the parking facilities or of the Common Areas is damaged or destroyed by the occurrence of any risk not insured under the insurance carried by Landlord, or (iii) Landlord determines in its sole judgment that the proceeds of insurance under Section 11.02 are not sufficient for Landlord to complete the repair of the Premises, then Landlord either may elect that the building and/or Premises and/or Development and/or the parking facilities and/or the Common Areas, as the case may be, shall be repaired and rebuilt or, at its sole option, may terminate this Lease by giving written notice to Tenant of Landlord’s election so to terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction.

ARTICLE XVIII

EMINENT DOMAIN

Section 18.01 CONDEMNATION OF PREMISES. If as the result of a taking by any public authority under the power of eminent domain or sold to a public authority under threat or in lieu of such taking (a) all of the Premises, or so much thereof as renders the Premises wholly unusable by Tenant, is taken, (b) Tenant no longer has reasonable access to or use of the Premises, (c) all or substantially all of the building where the Premises is located is taken, (d) a portion of the building is taken resulting in Landlord’s determination to demolish such building, or (e) the number of parking spaces in or serving the Development are reduced by such taking below the number of spaces required by applicable laws and such reduction adversely impacts the use of the Premises, the Term shall expire on the date of the vesting of title as fully and completely as if such date were the stated Expiration Date. In the event of any such taking of all or any part of the Premises or the Development, Landlord shall be entitled to receive the entire award. Tenant shall have no claim against Landlord or any authority for the value of the unexpired portion of the Term or Tenant’s Work, and Tenant hereby assigns to Landlord all of its right in and to any such award. Tenant may, however, at Tenant’s expense, make a separate claim to the appropriate authority for the value of its Personal Property, the value of its business or goodwill, and its moving expenses, provided such claim and award, if any, do not result in a reduction of the award which would otherwise be paid to Landlord. If a taking does not result in the termination of this Lease (i) Landlord shall, at Landlord’s expense to the extent of any available condemnation award, as soon as practicable, restore that part of the Premises not taken to the extent reasonably practicable, so that the Premises is usable, and (ii) from and after the date of the vesting of title, the Minimum Annual Rental, Additional Rent and Annual Breakpoint shall be reduced in proportion to the remaining Floor Area of the Premises.

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ROS/Impossible Kicks	20	Form Rev. [02/2023]

ARTICLE XIX

DEFAULT

Section 19.01 RIGHTS UPON DEFAULT.

(a) In the event of (i) any failure of Tenant to pay any Rental or amounts whatsoever due or required to be reimbursed to Landlord hereunder for more than ten (10) days after written notice from Landlord, or (ii) any failure by Tenant to perform any other of the terms, conditions, or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice from Landlord to Tenant of such failure (unless such failure cannot be cured within said thirty (30) days in which event Tenant shall not be deemed to be in default hereunder if Tenant shall have commenced to cure said default promptly within thirty (30) days and shall thereafter diligently proceed to complete such cure, provided that in no event shall such cure period extend beyond one hundred twenty (120) days), or (iii) any failure by Tenant to timely commence Tenant’s Work, or (iv) any failure by Tenant to move into the Premises and to initially open for business on or before the Rental Commencement Date, or (v) any failure by Tenant to operate continuously in the manner and during the hours established by Landlord pursuant to Section 7.02(a) hereof or for the Permitted Use, or (vi) Tenant’s abandonment of the Premises, then Landlord, in addition to or in lieu of other rights or remedies it may have under this Lease and to the fullest extent allowed by law, shall have the right to terminate the Lease or Tenant’s right to possession, or both, and to recover damages from Tenant which include, but are not limited to: (1) past due Rental; (2) Rental due through the time of award, (3), the worth at the time of award of all Rental due through the balance of the Term, less any Rental loss that Tenant affirmatively proves could be reasonably avoided, discounted to present value at the Federal Funds Rate then in effect; and (4) any other amount necessary to compensate Landlord for damages proximately caused by Tenant, including without limitation, the unamortized amount of the Allowance set forth in Exhibit B-1 and the unamortized amount of any broker commission paid by Landlord. Any payment of Rental into a lockbox or similar account following Landlord’s service of a default notice under this Article shall not constitute acceptance of the Rental by Landlord.

(b) If during the Term, separately or combined more than three (3) times: (a) Tenant fails to pay Rental or other charges within ten (10) days of the due date or (b) delivers checks or payments which are returned by Landlord’s bank for any reason, then Landlord may require Tenant pay all Rental by cashier’s check or in bank certified funds or via ACH pull.

(c) In the event Tenant pays Percentage Rental under this Lease, for the purposes of calculating Percentage Rental as related to Landlord’s rights and remedies hereunder, Landlord and Tenant agree to use the average amount of Percentage Rental paid by Tenant per month over the trailing twelve month period immediately preceding Tenant’s default, excluding any month(s) that Tenant was closed for business in the Premises for any reason (whether for the entirety of the month or only a portion of the month) during such twelve month period. In the event the Rental Commencement Date occurred less than twelve months prior to Tenant’s default, the average Percentage Rental paid by Tenant shall be calculated using the full calendar months commencing on the Rental Commencement Date through and including the date of Tenant’s default.

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(d) Tenant hereby waives all rights to seek relief from forfeiture of this Lease, or redemption or reinstatement of this Lease, or similar relief, following entry of a judgment terminating this Lease.

(e) Any notice from Landlord provided herein shall be in lieu of, and not in addition to, any notice of default required by applicable law.

(f) Landlord’s election to terminate the Lease (or Tenant’s right to possession) under this Article shall not terminate Tenant’s obligation to pay the amounts set forth in Section 19.01 (a)(1) – (4) herein, including an amount equal to the amount of Rental that would have accrued through the balance of the Term absent such termination.

(g) Any default by Tenant (or any partner, parent, subsidiary, affiliate or successor in interest thereof) under the provisions of any other lease or tenancy agreement of real property in any development owned (in whole or in part) or managed by Landlord or any affiliate of Landlord shall constitute a default by Tenant under this Lease, entitling Landlord to the rights and remedies set forth herein and at law or in equity.

ARTICLE XX

BANKRUPTCY OR INSOLVENCY

Section 20.01 TENANT’S INTEREST NOT TRANSFERABLE. Except as otherwise provided pursuant to the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. or any succeeding laws (the “Bankruptcy Code”), neither Tenant’s interest in this Lease, nor any estate hereby created in Tenant nor any interest herein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law.

Section 20.02 TERMINATION. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant, Tenant’s guarantor, if any, or its executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state law or act or the Bankruptcy Code or if Tenant is adjudicated insolvent by a court of competent jurisdiction, or if a receiver or trustee of the property of Tenant or Tenant’s guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant’s guarantor, if any, to pay its debts as the same become due or if any assignment shall be made of the property of Tenant or Tenant’s guarantor, if any, for the benefit of creditors, then Landlord shall have the right to elect by written notice to Tenant to terminate this Lease and all rights of Tenant hereunder, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

Section 20.03 TENANT’S OBLIGATION TO AVOID CREDITORS’ PROCEEDINGS. Tenant or Tenant’s guarantor, if any, shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant’s guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant’s guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within sixty (60) days after such allowance or appointment. Any act or occurrence described in this Section 20.03 shall be deemed a material breach of Tenant’s obligations hereunder and shall provide Landlord with the right to elect by written notice to Tenant to terminate this Lease and all rights of Tenant hereunder, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided. Landlord does, in addition, reserve any and all other remedies provided in this Lease or by law.

Section 20.04 ELECTION TO ASSUME LEASE. Landlord and Tenant acknowledge and agree that this is a “lease of real property in a shopping center” within the meaning of Bankruptcy Code Section 365(b)(3) is applicable to any proposed assumption or assumption and assignment of this Lease in any bankruptcy proceeding by Tenant or any sublessee.

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Section 20.06 ASSIGNMENT. If the Trustee or Debtor-In-Possession has assumed this Lease pursuant to the terms and conditions of Sections 20.02 or 20.03, for the purpose of transferring Tenant’s interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so transferred only if Landlord shall acknowledge in writing that the intended transferee has provided “adequate assurance of future performance” within the meaning of Bankruptcy Code Section 365 (b), of all of the terms, covenants and conditions of this Lease to be performed by Tenant. The Trustee or Tenant shall provide all information required under this Lease in connection with an assignment pursuant to Section 14.02, in addition to any other requirements under the Bankruptcy Code, and applicable state law. The assumption, or the assumption and assignment of this Lease, in any bankruptcy proceeding (whether with or without Landlord’s consent) shall not result in the waiver, release or consent to limit any provisions of this Lease on a going forward basis that may restrict or prohibit the assignment or transfer of any interest Tenant may have in this Lease, all of which rights shall remain in full force and effect with respect to any future attempt to assign or transfer an interest in this Lease by Tenant.

Section 20.07 OCCUPANCY CHARGES. When, pursuant to the Bankruptcy Code, the Trustee or Tenant, as Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charge shall not be less than the Minimum Annual Rental and any other monetary obligations of Tenant for the payment of Additional Rent.

Section 20.08 CONSENT. Neither Tenant’s interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, transferee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of Rental or any other payments from any such trustee, receiver, transferee, person or other entity shall be deemed to have waived the need to obtain Landlord’s consent for any transfer of Tenant’s interest under this Lease.

Section 20.09 ATTORNEY FEES. In the context of the filing of any bankruptcy, insolvency, reorganization, assignment for benefit of creditors, or other debt-relief proceeding (an “Insolvency Proceeding”) by or against Tenant or any sublessee Tenant, the Trustee, or sublessee shall immediately reimburse Landlord for all expenses, including attorneys’ fees, Landlord may incur in connection with any act that Landlord deems necessary, either through legal proceedings or otherwise, to monitor such Insolvency Proceeding, to enforce or attempt to enforce any provision of this Lease, to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by Tenant, Trustee, or sublessee, or in the negotiation of any amendment, sublease, modification or other agreement made to this Lease during or related to such Insolvency Proceeding. For avoidance of doubt, such expenses incurred by Landlord shall be payable to Landlord as part of the “cure” payment paid to Landlord pursuant to Bankruptcy Code Section 365 (b) in connection with any assumption or assumption and assignment of this Lease, and to the extent necessary, such expenses shall be awarded to Landlord by the Bankruptcy Court, or other court overseeing such Insolvency Proceeding.

Section 20.10 OTHER LAWS. The provisions of this Article XX concerning the rights of Landlord, and the obligations of Trustee, Tenant, Debtor, Receiver, Debtor-In-Possession and assignee are in addition to such rights and obligations provided by law, including those applicable provisions of the Bankruptcy Code. Nothing contained in this Article XX shall limit or reduce in any manner whatsoever such rights and obligations which are otherwise provided by law.

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ARTICLE XXI

ACCESS BY LANDLORD

Section 21.01 RIGHT OF ENTRY. Landlord and/or its agents shall have the right to enter the Premises for any reasonable purpose upon twenty-four (24) hours advance notice (except in cases of emergency where no prior notice shall be required), including to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and Rental and other charges reserved hereunder shall not abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. In exercising such right of entry, Landlord shall use reasonable effort not to disrupt Tenant’s business in the Premises. During the six (6) months prior to the expiration of the Term, Landlord may exhibit the Premises to prospective tenants and their representatives, including brokers. In the exercise by Landlord of its rights of entry to repair or inspection of the Premises or the adjacent Common Areas Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in the Premises.

ARTICLE XXII

TENANT’S PROPERTY

Section 22.01 TAXES ON TENANT’S PROPERTY. Tenant shall pay prior to delinquency, and shall provide Landlord evidence of payment upon request, any and all Taxes or other taxes, assessments, levies, fees and other governmental charges and impositions of every kind or nature, regular or special, direct or indirect, presently foreseen or unforeseen or known or unknown, levied or assessed by municipal, county, state, federal or other governmental taxing or assessing authority, upon, against or with respect to (i) Tenant’s leasehold interest in the Premises, (ii) all furniture, fixtures, equipment, inventory and any other personal property of any kind owned by, or placed, installed or located in, within, upon or about the Premises by Tenant, any concessionaire or any previous tenant or occupant, and (iii) all alterations, additions, or improvements of whatsoever kind or nature, if any, made to the Premises, by Tenant, any concessionaire or any previous tenant or occupant, irrespective of whether any such tax is assessed, real or personal, and irrespective of whether any such tax is assessed to or against Landlord or Tenant (collectively, “Tenant’s Taxes”). If at any time any of such Tenant’s Taxes are not levied and assessed separately and directly to Tenant (for example, if the same are levied or assessed to Landlord, or upon or against the building containing the Premises and/or the land underlying said building), Tenant shall pay to Landlord Tenant’s share thereof as determined and billed by Landlord.

Section 22.02 LOSS AND DAMAGE. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying any area in the Development, or for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or (without limiting the foregoing) for any damage or loss of property within the Premises from any cause whatsoever.

ARTICLE XXIII

HOLDING OVER

Section 23.01 HOLDING OVER. Tenant shall not be permitted to hold over after the expiration or earlier termination of the Term without the prior written consent of Landlord, which may be withheld, conditioned or delayed in Landlord’s sole discretion. Any such holding over with Landlord’s consent shall be considered a month-to-month tenancy, pursuant to the terms of this Lease at one-twelfth (1/12th) of an amount equal to 150% of the Rental payable for the last Lease Year of the Term, together with all Additional Rent payable under this Lease. Any such holding over without Landlord’s consent shall be considered a material default which shall entitle Landlord to all remedies set forth in this Lease or by law. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, claims, demands, liabilities, damages, costs and/or expenses (including, without limitation, attorneys’ fees and expenses) resulting from any failure by Tenant to surrender the Premises in the manner and condition required by this Lease upon the expiration of the Term or earlier termination of this Lease, including, without limitation, any claims made by any proposed new tenant due to such failure.

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ARTICLE XXIV

RULES AND REGULATIONS

Section 24.01 RULES AND REGULATIONS. Tenant shall and shall cause its agents, representatives, contractors and Tenant’s Licensees to comply with and observe all rules and regulations and risk management policies and procedures established by Landlord from time to time, provided the same shall apply uniformly to all tenants of the Development. In the case of any conflict between said rules and regulations and this Lease, this Lease shall be controlling.

ARTICLE XXV

QUIET ENJOYMENT

Section 25.01 LANDLORD’S COVENANT. Upon payment by Tenant of Rental and other charges payable by Tenant under this Lease, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises, subject to the terms and conditions of this Lease, any mortgage and/or deed of trust to which this Lease is subordinated and any reciprocal easement agreement encumbering the Development.

ARTICLE XXVI

SECURITY

Section 26.01 DEPOSIT.

(a) Within fourteen days (14) days after Tenant’s execution of this Lease, Tenant shall deposit with Landlord the security deposit set forth on the Data Sheet (“Deposit”). In addition to all of Landlord’s rights and remedies for Tenant’s failure to provide the Deposit as required, in no event will Tenant be permitted to commence Tenant’s Work in the Premises until the Deposit is received, even if the Delivery Date has occurred. Landlord shall retain the Deposit throughout the Term as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, Landlord may, at its discretion, use all or any part of the Deposit for the payment of any Rental or any other sum in default, or for the payment of any loss or damage which Landlord may suffer by reason of Tenant’s default, or to compensate Landlord for any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default. If Tenant fails to deliver the Deposit, Landlord may at any time thereafter, until Tenant’s delivery of the Deposit, elect to (i) terminate this Lease, upon ten (10) days prior written notice, in which case, unless Tenant delivers the Deposit to Landlord within such ten (10) day period, this Lease shall terminate or, (ii) deduct the amount of Deposit from any Allowance owed to Tenant, or (iii) pursue any other remedies available to Landlord under this Lease or at law or equity.

(b) In the event that Landlord regains possession of the Premises, because of Tenant’s default, Landlord may apply the Deposit to all damages suffered through the date of said repossession and may retain the Deposit to apply to damages which may accrue thereafter. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, the Deposit shall be deemed to be applied first to the payment of any Rental and/or other charges due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Deposit may be retained by Landlord in partial liquidation of Landlord’s damages.

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(c) The Deposit shall not constitute a trust fund. Landlord may commingle the Deposit with its own funds. Tenant shall not be entitled to interest on the Deposit. In the event Landlord applies the Deposit in whole or in part, Tenant shall, within five (5) days after written demand by Landlord, deposit sufficient funds to replenish the Deposit in the initial amount. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Deposit or any balance thereof, less any sums then due Landlord from Tenant under this Lease, shall be returned to Tenant (or, at Landlord’s option to the last assignee of Tenant’s interest thereunder) within thirty (30) days after the later of the Expiration Date or Tenant’s vacating the Premises.

Section 26.03 GUARANTY. Concurrent with the Commencement Date and as a condition for Landlord to enter into this Lease, Guarantor shall deliver an executed guaranty in the form attached hereto to this Lease, whereby Guarantor agrees to guarantee the full, faithful and timely payment and performance by Tenant of all the payments, covenants and other obligations of Tenant under this Lease.

ARTICLE XXVII

MISCELLANEOUS

Section 27.01 WAIVER; ELECTION OF REMEDIES. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant. No breach by Tenant of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Landlord’s acceptance of partial Rental or Tenant’s performance following a default notice from Landlord shall not be deemed an accord and satisfaction or a waiver of any preceding default by Tenant of any term, covenant, or condition of this Lease, or of any right of Landlord to a forfeiture of this Lease by reason of such default, regardless of Landlord’s knowledge of such default. The rights and remedies of Landlord under this Lease or under any specific Section, subsection or clause hereof shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have elsewhere under this Lease or at law or equity.

Section 27.02 ENTIRE AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, documents, representations or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. Any amendment to or other modification of this Lease must be in writing and signed by both parties hereto.

Section 27.03 INTERPRETATION; USE OF PRONOUNS; CAPTIONS AND SECTION NUMBERS; AUTHORITY. Nothing contained herein shall be deemed or construed by the parties, nor by any third party, as creating the relationship of principal and agent, partnership, or joint ventures between the parties. Whenever the singular number is used the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease If this Lease is signed on behalf of a corporation, partnership or other entity, such entity is authorized to enter into and the signer is duly authorized to execute this Lease on behalf of such corporation, partnership or entity.

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Section 27.04 DELAYS; FORCE MAJEURE. In the event either party hereto shall be delayed in the performance of its initial construction, or maintenance and/or repair obligations, by reasons of strikes; lockouts; labor disputes; Acts of God; inability to procure labor, materials, or reasonable substitutes therefor; or shall at any time be so delayed by reason of the diminution of power or power failure(s); restrictive governmental laws or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty, or reasons of a similar nature not the fault of the party delayed in performing such initial construction, or maintenance and/or repair work, then performance of such act shall be excused for the period of the delay and the deadline to complete any such act shall be extended for a period equivalent to the period of such delay; provided, however, that the time for performance shall in no event be extended (i) due to financial or economic problems of either party, their architects, contractors, agents or employees, or (ii) delay caused by the inability of architects, contractors, suppliers or other employees and agents to meet deadlines, delivery or contract dates (unless such inability is caused by Acts of God, war, civil disobedience or strike). The occurrence of any of the events of force majeure herein described shall not excuse Tenant’s obligations to pay Rental (unless the provisions of Article XVII or Article XVIII apply) or excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event. Moreover, should the work performed by Tenant or Tenant’s contractor result in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant’s performance. Further, Landlord’s reduction of heat, light, air conditioning, or any other services whatsoever to the Development because of any similar or dissimilar event constituting a cause for excusable delay hereunder shall not relieve Tenant from its obligations pursuant to Article VII of this Lease. It shall be a condition of Tenant’s right to claim an extension of time as a result hereof that Tenant notify Landlord in writing promptly after the first occurrence of any such event, and the cause, specifying the nature thereof and the period of time contemplated or necessary for performance. For purposes of this Section 27.04, “Acts of God” means naturally occurring events that cannot be avoided such as earthquake, tornado, flood, or global public health crisis such as a pandemic as determined by the World Health Organization, Centers for Disease Control or the United Nations and that is recognized as applicable by the relevant local government authorities having jurisdiction over the Development or the place of business where architects, contractors, agents or suppliers are operating for purposes of this Lease.

Section 27.05 NOTICES. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be in writing and sent by (i) United States certified mail, return receipt requested, postage prepaid, (ii) United States express mail, (iii) air courier (such as FedEx), (iv) any other method creating a receipt, waybill or other indication of delivery, or (v) email to Landlord, and shall be addressed (a) if to Landlord, at the address or email address set forth on the Data Sheet, or such other address or addresses or email address as Landlord may designate by written notice, together with copies thereof to such other parties designated by Landlord and (b) if to Tenant, at the Premises or the address or email address set forth on the Data Sheet, or such other address or addresses or email address as Tenant shall designate by written notice provided that Tenant’s physical address for notices shall be a street address and not a post office box. Notice above shall be deemed given on receipt by the receiving party, or refusal by the receiving party or failure to deliver due to a change of address not properly designated by written notice to the sending party. Any notices sent via email to a party’s email address as set forth above will be deemed delivered on the date sent unless the email transmission occurs after 5:00 P.M. (Pacific Standard Time) or on a weekend or on any legal holiday, in which case the notice shall be deemed delivered on the next business day. The party sending notice via email shall be responsible for demonstrating delivery of such notice.

Section 27.06 SUCCESSORS; JOINT AND SEVERAL. All rights and liabilities herein given to, or imposed upon, the parties to this Lease shall inure to and be imposed upon the respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

Section 27.07 BROKER’S COMMISSION. Tenant represents and warrants to Landlord that there are and shall be no claims for brokerage commissions or finder’s fees in connection with this Lease, and each party agrees to indemnify the other and hold it harmless from all liabilities arising from any claim for brokerage commissions and finder’s fees in connection with this Lease.

Section 27.08 RECORDING. Tenant shall not record this Lease or any short form or memorandum of this Lease. Tenant, upon the request of Landlord’s ground lessor(s), mortgagee(s) or beneficiary(ies) under deed(s) of trust, shall execute and acknowledge a short form or memorandum of this Lease for recording purposes.

Section 27.09 FURNISHING OF FINANCIAL STATEMENTS. Within thirty (30) days of Landlord’s written request, Tenant shall promptly furnish Landlord, but not more frequently than once in any Lease Year, with financial statements reflecting Tenant’s then current financial condition. Landlord shall treat such financial statements and information provided confidentially and shall not disclose them except to Landlord’s lenders or otherwise as reasonably necessary for the operation of the Development or administration of Landlord’s business or unless disclosure is required by any judicial or administrative order or ruling.

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Section 27.10 WAIVER OF COUNTERCLAIM OR DEFENSES IN ACTION FOR POSSESSION. Landlord and Tenant agree that in any action brought by Landlord to obtain possession of the Premises, the parties desire an expeditious resolution of such litigation. Accordingly, Tenant shall not file and hereby waives the right to file any non-compulsory counterclaim in such action.

Section 27.11 TRANSFER OF LANDLORD’S INTEREST. In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such obligations, to the then transferee; and (b) notice of such sale, transfer or lease shall be given to Tenant as required by law. No holder of a mortgage to which this Lease is or may be subordinate shall be responsible in connection with the Deposit, unless such mortgagee or holder of such deed of trust shall have actually received the Deposit.

Section 27.12 FLOOR AREA.

(a) “Floor Area” as used in this Lease means with respect to any leasable area in the Development, the aggregate number of square feet of floor space of all floor levels therein, including any mezzanine space, measured from (i) the outside faces of all perimeter walls thereof other than any demising wall separating such premises from other leasable premises, (ii) the center lines of any such demising wall, (iii) the outside face of any interior wall, and (iv) the building and/or leaseline adjacent to any entrance to such premises.

(b) In determining the gross leasable Floor Area or the gross leased and occupied Floor Area of the Development, there shall be excluded therefrom any premises leased for the operation of a U.S. Government Post Office facility or other governmental facility, childcare center owned and/or operated by Landlord or a Landlord affiliate, community room, library, project offices and related rooms, movable retail merchandising units and temporary uses. No deduction or exclusion from Floor Area shall be made by reason of columns, ducts, stairs, elevators, escalators, shafts or other interior construction or equipment. At the Commencement Date, the gross leased and occupied Floor Area in effect for the whole of any calendar year shall be the average gross leased and occupied Floor Area in effect during such calendar year. Landlord reserves the right during the Term to change the method of computation to determine Floor Area on a monthly or quarterly “average” basis.

Section 27.13 INTEREST ON PAST DUE OBLIGATIONS. Any amount due from Tenant to Landlord hereunder which is not paid within ten (10) days of the date due, shall bear interest at the lesser of: (a) ten percent (10%) per annum or (b) the highest rate then allowed under the usury laws of the state in which the Development is located, from the due date until paid.

Section 27.14 LIABILITY OF LANDLORD. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Development and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Development subject, nevertheless to the rights of Landlord’s mortgagee, and neither Landlord nor any of its partners, parents, affiliates or subsidiaries shall be liable for any deficiency.

Section 27.15 ACCORD AND SATISFACTION. Payment by Tenant or receipt by Landlord of a lesser amount than the Rental or other charges herein shall be deemed to be on account of the earliest Rental or other charges due. No endorsements or statement on any check or any letter accompanying any check or payment as Rental or other charges shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of any and all Rental or other charges due from Tenant to Landlord or to pursue any other remedy provided in this Lease or by law.

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Section 27.16 GOVERNING LAW. This Lease shall be governed by and construed in accordance with any applicable federal laws and laws of the state where the Premises is situated. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties, to the extent possible; in any event, all other provisions of this Lease shall be deemed valid and enforceable to the full extent.

Section 27.17 SPECIFIC PERFORMANCE OF LANDLORD’S RIGHTS. Landlord shall have the right to obtain specific performance of any and all covenants or obligations of Tenant under this Lease.

Section 27.18 SURVIVAL OF TENANT’S OBLIGATIONS. All obligations of Tenant under this Lease which cannot be ascertained to have been fully performed prior to the expiration or earlier termination of this Lease, shall survive the expiration or earlier termination of this Lease.

Section 27.19 CERTAIN RULES OF CONSTRUCTION. Time is of the essence in Tenant’s performance of this Lease. Tenant shall be fully responsible and liable for the observance and compliance by concessionaires of and with all the terms and conditions of this Lease, including defaults thereof, which terms and conditions shall be applicable to concessionaires as fully as if they were Tenant hereunder.

Section 27.20 CONFIDENTIALITY. Any and all information contained in this Lease or provided to or by Tenant and/or Landlord by reason of the covenants and conditions of this Lease, economic or otherwise, shall remain confidential between Landlord and Tenant and shall not be divulged to third parties; provided, however Landlord shall be permitted to divulge the contents of (a) this Lease and (b) of statements and reports derived under the provisions of Article III and Article IV, each and/or both in connection with the operation and/or management of the Development, the administration of this Lease and/or in connection with any contemplated sales, transfers, assignments, encumbrances or financing arrangements of Landlord’s interest in the Development or in connection with any administrative or judicial proceedings or due to any judicial order or under lawful subpoena where Landlord may be required to divulge such information. Tenant hereby also authorizes Landlord to disclose to any current, future or prospective tenants of Landlord, Tenant’s Permitted Use and Tenant’s exclusive use (if any).

Section 27.21 ATTORNEY FEES. If at any time after the date that this Lease has been executed by Landlord and Tenant, either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

Section 27.22 WAIVER OF TRIAL BY JURY. Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either party.

Section 27.23 MORTGAGEE CHANGES. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by any current or future ground lessor or holder of a mortgage or deed of trust or such similar financing instrument covering Landlord’s fee or leasehold interest in the Premises, so long as such changes do not materially alter the economic terms of this Lease or otherwise materially diminish the rights or materially increase the obligations of Tenant.

Section 27.24 REAL ESTATE INVESTMENT TRUST. Landlord and Tenant agree that Rental paid to Landlord under this Lease shall qualify as “rents from real property” within the meaning of Section 856(d) and Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any Rental shall not qualify as “rents from real property” for the purposes of Section 856(d) or Section 512(b)(3) of the Code and the Regulations promulgated thereunder, other than by reason of the application of Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations relating thereto, then such Rental may be adjusted so that, in Landlord’s sole discretion, it will so qualify; as “rents from real property”, provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent Rental as payable prior to such adjustment.

5/3/2023
ROS/Impossible Kicks	29	Form Rev. [02/2023]

Section 27.25 EQUAL EMPLOYMENT OPPORTUNITY. It has been determined that Landlord qualifies as a Federal Contractor. If applicable, during the performance of this Lease, the parties hereto hereby incorporate by reference the provisions set forth in 41 C.F.R. § 60-1.4, § 60-250.5 and § 60-741.5 and those set forth in 29 C.F.R. Part 471, Appendix A to Subpart A, which provisions apply to all nonexempt contractors and vendors.

Section 27.26 COUNTERPARTS, ELECTRONIC SIGNATURES. This Lease may be executed in multiple counterparts, each of which shall be considered an original, and all of which shall constitute (taken together or collectively, as the case may be) one and the same instrument. Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the parties to this document hereby expressly agree to the use of certificate-based electronic signature software operated by DocuSign for execution of this document. The certificate-based electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be admissible evidence of the parties’ mutual intent to be legally bound by this agreement. The parties declare that they have received all information required to be fully aware of the certificate-based electronic signature process, and each party hereby waives any challenge against the enforceability of this document based on the use of such certificate-based electronic signature software. In connection with the execution of this document each signatory accepts and acknowledges that their personal data will be processed for the purpose of authentication of their electronic signature and constitution of a record of proof of its validity. Such personal data will be transferred to DocuSign, as data processor in charge of the electronic signature platform. For further details regarding such data processing, and the exercise of all rights related to personal data protection legislation, the signatories should refer to the data processing disclaimer which will be available via the DocuSign platform during the signature process.

Section 27.27 OFAC AND ANTI-MONEY LAUNDERING. Landlord and Tenant each warrants, represents and covenants to the other party that neither it nor any person or entity holding any legal or beneficial interest whatsoever in the representing party nor any person or entity having control and/or influence over the business affairs of the representing party, (i) is or will become a person or entity that is identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list), and (ii) is or will become a person or entity with whom Landlord or Tenant, as applicable, is restricted from doing business under regulations of OFAC or under any other national and/or international sanctions regulations, and Landlord and Tenant each further represents, warrants and covenants to the other party that it shall not engage in any dealings or transactions or be otherwise associated with such persons or entities. Landlord and Tenant each further covenants and agrees to comply with all applicable requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Landlord and Tenant, as applicable, shall notify the other party in writing as soon as it becomes aware and of any actual or suspected breach of any applicable national and international sanctions regulations. If the foregoing representations or warranties are untrue at any time during the Term or if Landlord or Tenant, as applicable, breaches the foregoing covenants at any time during the Term, then a Default will be deemed to have occurred and the non-Defaulting party shall be entitled to, without the necessity of any default and/or notice to the Defaulting party, immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity. LANDLORD AND TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COSTS) INCURRED BY LANDLORD OR TENANT, AS APPLICABLE, ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATIONS. This indemnity obligation shall survive the expiration or earlier termination of this Lease.

Section 27.28 SECURITY MEASURES. Tenant shall be solely responsible for instituting adequate security measures to protect the Personal Property of Tenant and its employees, including but not limited to, fixtures, inventory and all other personal property in, on or about the Premises. Any security devices to be installed at the Premises require the prior written consent of Landlord and shall be in conformance with Landlord’s design criteria for the Development. Tenant agrees to save Landlord, its agents and employees harmless from any and all liability due to the loss, damage or theft of such property. In the event Tenant retains any security guard contractor to service the Premises, Tenant shall cause Landlord to receive from Tenant’s security contractor evidence of insurance as reasonably required by Landlord, including general liability insurance, auto liability insurance, and workers compensation insurance. Landlord shall have the right to impose additional reasonable insurance requirements upon Tenant and/or such security guard, and Tenant shall provide Landlord with evidence of such compliance prior to the posting of such security guard at the Premises. Further, Landlord shall have the sole and absolute right to prohibit any person (including any security guard of Tenant’s, if applicable) from carrying a firearm upon the Premises or Development.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

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ROS/Impossible Kicks	30	Form Rev. [02/2023]

IN WITNESS WHEREOF, Landlord and Tenant, personally or by their duly authorized agents, have executed this Lease as of the day and year first above written.

IMPOSSIBLE KICKS THREE LLC,		ROSEVILLE SHOPPINGTOWN LLC,
a California limited liability company		a Delaware limited liability company

By:	/s/ Rod Granero	By:	Urban Roseville LLC,
Print Name:	Rod Granero		a Delaware limited liability company, its sole member

Title:	CFO	By:	Westfield Growth LP,
a Delaware limited partnership, its managing member
By:
		By:	Westfield Growth II LP,
Print Name:			a Delaware limited partnership,
its general partner
Title:
		By:	Westfield Centers LLC,
a Delaware limited liability company, its general partner
TENANT
		By:	Westfield America Limited Partnership, a Delaware limited partnership, its managing member

		By:	Westfield U.S. Holdings, LLC,
a Delaware limited liability company, its general partner

		By:	/s/ Hyura Choi
		Name:	Hyura Choi
		Title:	Assistant Secretary

LANDLORD

5/3/2023
ROS/Impossible Kicks	31	Form Rev. [02/2023]

EXHIBIT B

DESIGN AND CONSTRUCTION OF

THE THE PREMISES

This Exhibit B, including any attachments hereto, is hereby made part of the lease (the “Lease”) between Landlord and Tenant.

I.	DEFINITIONS

A.	The term “Landlord’s Work” shall mean Landlord’s total responsibilities (or any portion thereof) for the construction and improvement of the Premises. The cost of Landlord’s Work shall be borne as set forth under Article III and Article IV of this Exhibit B. Landlord’s Work shall be of a design, type, size, location, elevation and quantity as may be selected by Landlord. Any item of work required to complete the Premises which is not hereinafter specifically made the responsibility of Landlord, shall be considered to be a part of Tenant’s Work.

B.	The term “Tenant’s Work” shall mean Tenant’s total responsibilities (or any portion thereof) for the construction and improvement of the Premises. Tenant’s Work shall be performed at Tenant’s sole cost and expense. Tenant’s Work shall include, but not be limited to, all work necessary and/or required to complete the Premises, except those items of work specifically set forth as Landlord’s Work.

C.	The term “leasehold improvements” as used in the Lease shall mean all of Tenant’s Work described and performed pursuant to this Exhibit B for the purpose of the Lease (except for removable trade fixtures, merchandise, and items of personal property).

II.	GENERAL REQUIREMENTS AND PROVISIONS

A.	Tenant’s Work shall be subject to Landlord’s prior approval and shall be designed and constructed to comply with the requirements set forth in the most current edition of Landlord’s criteria for the Development (the “Tenant Design Criteria Manual”). All details and information contained in the Tenant Design Criteria Manual, whether appearing on Tenant’s plans or not, shall be considered a part of Tenant’s plans and construction requirements. By this reference, the Tenant Design Criteria Manual is incorporated herein and made a part of this Lease. This Exhibit B and the Tenant Design Criteria Manual are hereinafter collectively referred to as “Tenant’s Construction Requirements”.

B.	The design and construction of Tenant’s Work must comply with the following requirements (collectively, the “Standards”):

1.	This Exhibit B;

2.	The Tenant Design Criteria Manual;

3.	The Final Working Drawings;

4.	The most current edition of the construction rules and regulations (the “Tenant Construction Manual”) provided by Landlord; and

5.	All applicable laws, ordinances, codes, regulations and the requirements of all jurisdictional authorities.

In the event of a conflict between any of the above-referenced items, the most stringent requirement shall govern each increment of Tenant’s Work.

C.	Tenant’s Work shall be performed in a first-class and workmanlike manner and shall be in good and usable condition on the date of completion thereof. All materials used in Tenant’s construction of the Premises and installations made by Tenant as a part of Tenant’s Work shall be of new, commercial grade and first-class quality.

D.	After Tenant’s initial construction of the Premises, any and all elective remodeling proposed by Tenant or any and all remodeling required of Tenant by Landlord under the applicable provisions of this Lease shall be performed in accordance with all requirements set forth in this Exhibit B and the most current edition of the Tenant Design Criteria Manual.

E.	NOT APPLICABLE

02/27/2023
ROS/Impossible Kicks	B-1	Form Rev. 08/11/2021

III.	LANDLORD’S WORK AT LANDLORD’S EXPENSE

Notwithstanding anything in the Lease or this Exhibit B to the contrary, Tenant is accepting the Premises in its “AS IS/WHERE IS/WITH ALL FAULTS” condition with no work to be performed by the Landlord. Any and all work to the Premises necessary for Tenant to open and operate its business in accordance with the terms of the Lease shall be Tenant’s obligation to perform at Tenant’s sole cost and expense.

IV.	LANDLORD’S WORK AT TENANT’S EXPENSE

A.	Landlord may provide for Tenant’s account, as Landlord deems necessary or practical, in Landlord’s sole opinion, or as may be requested of Landlord by Tenant or Tenant’s General Contractor, items of construction, equipment, improvements or services at Tenant’s cost (“Tenant Reimbursements”). For Tenant’s convenience, Landlord shall charge Tenant’s General Contractor directly for these various items. In the event that Tenant’s General Contractor shall refuse to pay Landlord for such items, Landlord shall invoice Tenant directly for reimbursement. The cost for Tenant Reimbursements shall equal to the amount as set forth on the Data Sheet, and such amount shall be due and payable by Tenant to Landlord, as Additional Rent, upon receipt of Landlord’s invoice therefor at any time on or after the Commencement Date. Such items may include, but not necessarily be limited to, the following (or as additionally listed on the Data Sheet):

1.	Landlord may install a temporary construction barricade (including Landlord’s graphics program) along the storefront lease line of the Premises in an amount set forth on the Data Sheet.

2.	Landlord may provide Tenant’s General Contractor with mall tile for use at Tenant’s storefront.

3.	Landlord may provide, as Landlord deems practical or necessary if not otherwise available to Tenant, electrical power or other temporary services for Tenant’s use during all or part of the construction of the Premises. Landlord reserves the right to limit both the amount of power consumed and the times such temporary power is available.

V.	TENANT’S WORK

A.	Tenant’s Work shall include, but not necessarily be limited to, any items not specifically included in Section III Landlord’s Work at Landlord’s Expense and the following:

1.

Tenant, at Tenant’s sole cost and expense, shall perform a partial remodel of the Premises which shall be completed no later than the Rental Commencement Date hereof. Such remodel work shall include, but not limited to, installation of new fixtures, signage and graphics (including as illuminated sign per signage criteria for the Shopping Center); and repairing, replacing or making “like-new” the storefront, ceilings, lighting, floors, and the heating, ventilating and air conditioning (HVAC) system(s). All such work to be completed in accordance with the provisions of Sections 5.01 and 9.01 of the Lease and this Exhibit B. Prior to the commencement of any such work Tenant shall obtain Landlord’s prior written approval of its Plans and Specifications therefor. Additionally, on or before the Rental Commencement Date, Tenant shall have the sprinkler system and fire alarm system checked and tested and ensure that any repairs or reconfiguration required to the Fire Life Safety system meets applicable code. Tenant shall also be required to provide an air balance report for the HVAC in the space.

It is understood between the parties that any portion of this Exhibit B or the Lease which are inconsistent with the foregoing are included for illustration only, in the event Tenant elects to do any additional work at the commencement of or during the Term, or in the event reconstruction of the Premises becomes necessary following damage or destruction, and in such cases, Tenant’s Work shall be as further set forth below. Tenant shall perform any and all demolition work as may be required in order for Tenant to complete Tenant’s Work. All items of existing construction that Tenant may wish to re-use, modify or abandon shall be subject to Landlord’s prior written approval.

2.	Tenant shall be responsible to provide, finish and level any concrete floor slab(s) within the Premises, as may be required to accept Tenant’s finished floor material and eliminate any tripping hazards. Where floor slab elevations within the Premises are above or below Common Area floor elevations, Tenant shall provide the necessary transitions at storefront areas and rear service door areas to make the floor of the Premises even with any adjoining floor elevation.

3.	Tenant shall be responsible to install a finished floor in all areas within the Premises that are visible to the public.

4.	Tenant shall be responsible to install a finished ceiling throughout the Premises (or as may otherwise be approved by Landlord and all jurisdictional authorities).

02/27/2023
ROS/Impossible Kicks	B-2	Form Rev. 08/11/2021

5.	Tenant shall be responsible to supply and install interior partitions and complete demising walls (fire rated gypsum board or other required finish) throughout the Premises, as may be required to complete the Premises.

6.	Tenant shall be responsible to supply and install a complete storefront system for the Premises.

7.	Tenant shall be responsible to supply and install all construction and finish materials throughout the Premises. Such material installations shall include, but not be limited to, all wall coverings, floor coverings, ceiling materials, partitions, doors and Tenant’s storefront construction.

8.	Intentionally deleted.

9.	Tenant shall construct, where applicable, a recessed doorway to provide access from the Premises to a service area or egress corridor.

10.	Tenant shall be responsible to supply and install all furniture, fixtures, cabinetwork, shelving, personal property and equipment as may be required to complete the Premises.

11.	Tenant shall ensure that all roof and slab penetrations made as a part of Tenant’s Work are properly sealed and remain watertight to prevent possible damage. Failure to do so shall be at the sole risk and expense of Tenant in the event damage occurs.

12.	For all wet areas of the Premises, Tenant must install a waterproof membrane to waterproof all floor slabs and slab penetrations in all lavatories, kitchens and similar water prone areas where water is used for food preparation and cleaning. Perimeter walls of such areas must be waterproofed to a point of no less than (12”) Twelve inches above the slab. In addition, Tenant must slope floor surfaces to prevent the passage of water, waste and other liquids out of such areas. All wet areas are subject to flood testing prior to Tenant’s opening with all remedial work completed as may be needed.

13.	Mezzanines will not be permitted within the Premises without Landlord’s prior written approval. Where permitted, mezzanines shall be designed and installed to be independent of the building structure and shall comply with all governing codes, and the requirements of the Landlord and all jurisdictional authorities.

B.	Design, fabrication and installation of Tenant’s sign(s) and menu boards (if applicable) shall be performed by Tenant as a part of Tenant’s Work and shall comply with the following provisions:

1.	Tenant’s sign(s) shall be subject to the prior approval of Landlord, and where applicable, the prior approval of all jurisdictional authorities, Major Tenants, and any other party that Landlord may deem appropriate.

C.	Installation and completion of utility services for the Premises and connection to the utility facilities provided by Landlord shall be performed by Tenant as a part of Tenant’s Work in accordance with the requirements set forth in the Tenant Design Criteria Manual and the following provisions:

1.	Tenant’s main electrical service shall be of a type and capacity set forth in the Tenant Design Criteria Manual. If Tenant requires electrical service capacity in excess of that provided by Landlord, all costs of providing such increased service shall be paid by Tenant. Tenant shall:

a.	Make application, where applicable, for metered electrical service to the Premises from the serving utility authority and comply with all utility authority requirements for such metered service, including the procurement and installation of all required meters, meter bases and current transformers, if applicable.

b.	As may be required, provide all required electrical system installations within the remote electrical service area provided by Landlord in accordance with all applicable codes, ordinances and as specified in the Tenant Design Criteria Manual.

c.	As may be required, provide all required conduit and conductor installations to complete Tenant’s main electrical service to and within the Premises.

d.	Provide all required electrical system installations within the Premises in accordance with all applicable codes, ordinances and as specified in the Tenant Design Criteria Manual.

02/27/2023
ROS/Impossible Kicks	B-3	Form Rev. 08/11/2021

2.	Tenant’s telephone service will be available from the main terminal board located outside the Premises and provided by the serving telephone company. Tenant shall apply for telephone service and system wiring to and within the Premises as required by the serving telephone company and comply with all their requirements and regulations.

3.	Tenant shall install a fire/smoke detection system within the Premises. Such detection system shall include all required wiring, conduit, devices, equipment and controls, and shall comply with all system requirements set forth by Landlord and all jurisdictional authorities. Where applicable, Tenant shall use Fire-Life Safety contractor as specified by Landlord for certain portions of Tenant’s Work, including, without limitation, final programming and connection to Landlord’s fire alarm system.

4.	If required, Tenant shall install a smoke evacuation system within the Premises. Such system shall include all required wiring, conduit, devices, equipment and controls, and shall comply with all system requirements set forth by Landlord and all jurisdictional authorities.

5.	Tenant shall make all required plumbing system installations to serve the Premises. Where provided, Tenant shall connect to, and extend from, the sanitary sewer and domestic water service mains provided by Landlord for the Premises. All such installations shall comply with the following provisions:

a.	Tenant shall make application for metered water service as required.

b.	Tenant shall procure and install a water meter and pressure regulating valve as required.

c.	Tenant shall provide and install toilet facilities within the Premises in accordance with governing codes and Landlord’s standard criteria. Where required by code, Tenant shall provide and install at least one (1) toilet room facility for use by Tenant’s employees.

d.	Tenant shall install grease and hair traps as required to comply with all governing codes, and the requirements of the Landlord and all jurisdictional authorities. Wherever possible, such traps are to be located within the Premises.

6.	Intentionally deleted.

7.	Tenant shall install a branch piped fire sprinkler system within the Premises. Tenant shall connect to Landlord’s fire sprinkler supply main, or branch, and extend piping for branches, drops and heads as required to complete the fire sprinkler system within the Premises in accordance with Landlord’s insurance carrier requirements, the requirements of the local fire marshal, all governing building codes, applicable NFPA standards and the Tenant Design Criteria Manual. Tenant sprinkler system shop drawings must be submitted for review and approval by all local authorities having jurisdiction prior to installation of the sprinkler system. Final connection to Landlord’s fire sprinkler supply main shall not be made until the entire system within the Premises is completed, pressure tested and ready for service.

8.	Tenant shall provide a heating, ventilating and air conditioning (HVAC) system to serve the Premises. The location of any equipment outside the Premises shall be approved in writing by Landlord. The design and installation of the HVAC system shall be in accordance with the provisions of the Tenant Design Criteria Manual.

9.	Tenant shall provide, as required, all exhaust air systems, including air filtration systems (electrostatic precipitators), to serve the Premises in accordance with the Standards, including the provisions of the Tenant Design Criteria Manual and Landlord’s base building drawings.

10.	In the event Tenant desires the use of a natural gas service, such service shall be subject to Landlord’s prior approval. If such service is approved by Landlord, Tenant shall provide all required natural gas piping valves, regulators and meters from the central manifold and meter area provided by Landlord outside the Premises, from which Tenant’s natural gas service will be available, to a location within the Premises. All pipe routing, earthquake valves and installation details shall be in accordance with all applicable governing codes and subject to Landlord’s prior approval.

11.	Tenants having odor producing operations must maintain a negative pressure within their Premises and shall install a high velocity forced draft ventilation system discharging to the atmosphere via the roof area.

02/27/2023
ROS/Impossible Kicks	B-4	Form Rev. 08/11/2021

D.	Tenant’s Work shall include the procurement of all necessary permits, licenses, variances and utility services required to facilitate Tenant’s construction and occupancy of the Premises, and the payment of any fees and taxes associated with such permits, licenses, variances and utility services, as may be required by public authorities and serving utility companies. Tenant shall make all necessary applications, provide all necessary information, pay all required monies and take all necessary actions to obtain such items from the applicable jurisdictional authorities and serving utility companies.

E.	In the event that Tenant introduces or allows to be introduced in the Premises any asbestos containing material or other material or substance that is now or may hereafter be defined as hazardous or toxic or is otherwise regulated as a material or substance posing a potential health threat to persons, then prior to the expiration or earlier termination of this Lease or as required by applicable federal, state or local laws, rules or regulations, Tenant shall, at Tenant’s sole cost and expense, remove any such materials or substances in accordance with all applicable federal, state or local laws, rules or regulations and in the manner that Landlord may direct which may include the use of contractors and/or consultants specified by Landlord.

F.	Tenant’s plans and specifications must be designed to accommodate and provide access to any ducts, pipes, or conduits installed within the Premises that serve the Development or any part thereof, including, but not limited to, the premises of any occupant. If there is a conflict and relocation of any mechanical or electrical component is necessary, Tenant must submit to Landlord for approval, all plans, details and specifications required by Landlord for such relocation. If approved, the complete relocation shall be performed as directed by Landlord, and at Tenant’s sole cost and expense.

G.	Tenant may be required to provide additional items of work or services as a part of Tenant’s Work. If applicable, such work or services shall be provided in accordance with the provisions of the Tenant Design Criteria Manual.

VI.	PLANS

A.	Landlord shall furnish to Tenant or, at Tenant’s direction, to Tenant’s agent, certain design and construction information pertinent to the Premises, including, but not limited to, one (1) electronic copy of the Tenant Design Criteria Manual, one (1) electronic copy of Landlord’s base building drawings, if available, and one (1) lease outline drawing (Exhibit A-2).

B.	At a date as may be required by Tenant to achieve its Rental Commencement Date, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Architect and Engineers to coordinate, prepare and deliver to Landlord for Landlord’s approval, a sample board of tenant interior and exterior finishes, a digital rendering of the Tenant’s storefront design, preliminary design drawings, final plans and sign shop drawings (collectively, “Tenant’s Plans”). The plan submission process and requirements can be referenced in the Tenant Design Criteria Manual.

C.	Tenant’s Plans as approved or approved as noted by Landlord are referred as the “the Final Working Drawings.” After Landlord’s approval of the Final Working Drawings, no changes shall be made to the Final Working Drawings except with the prior written approval of Landlord. However, in the course of construction Landlord may make such changes in, on or about the Building or the Premises as may be required as a result of “as built” conditions. During all phases of plan development and prior to bidding plans or commencing construction, Tenant or Tenant’s Architect and Engineers shall make a physical on-site inspection of the Premises to verify the “as built” location, conditions and physical dimensions of the Premises and conformance of the Final Working Drawings. Failure to do so shall be at the sole risk and expense of Tenant. Landlord’s review and approval of Tenant’s Plans is for compliance with Landlord’s criteria only, and this approval does not relieve Tenant of responsibility for compliance with the Lease, field verification of dimensions and existing conditions, discrepancies between Final Working Drawings and “as built” conditions of the Premises, coordination with other trades, job conditions and compliance with all governing codes and regulations applicable to Tenant’s Work. No responsibility for proper engineering, safety, design of facilities or compliance with all applicable governing codes and regulations is implied or inferred on the part of Landlord by any such approval.

VII.	GENERAL BUILDING SPECIFICATIONS

A.	Tenant shall engage the services of a licensed general contractor (“Tenant’s General Contractor”) for the purpose of constructing the Premises and performing related services as required to complete Tenant’s Work. Tenant’s General Contractor shall be insured as required under the provisions of this Lease. By this reference, Tenant agrees not to act as its own general contractor and further agrees that Tenant’s General Contractor can act as Tenant’s agent for all Tenant construction purposes and obligations of this Exhibit B.

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ROS/Impossible Kicks	B-5	Form Rev. 08/11/2021

B.	Each contractor and subcontractor participating in the construction of Tenant’s Work shall be duly licensed, and each contract and subcontract shall contain the guaranty of the contractor or subcontractor that the portion of Tenant’s Work covered thereby will be free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practices, but in no event less than one (1) year after the completion of Tenant’s Work. The aforesaid guaranty shall include the obligations to repair or replace in a first-class and workmanlike manner, and without any additional charge, any and all of Tenant’s Work done or furnished by said contractor or subcontractor, or by any of his subcontractors, employees or agents, which shall be or become defective because of faulty materials or workmanship within the period covered by such guaranty (and of which notice is given to such contractor or subcontractor within such period); and the correction, as aforesaid, of any such matter shall include, without any additional charge therefor, all expenses and damages in connection with the removal, replacement or repair in a first-class manner of any other part of Tenant’s Work which may be damaged or disturbed thereby. All warranties or guarantees as to materials or workmanship on or with respect to Tenant’s Work shall be written so that they shall inure to the benefit of Landlord and Tenant as their respective interests may appear and can be directly enforced by either, and Tenant shall give to Landlord any assignments or other assurance necessary to effectuate the same.

C.	The following provisions with respect to construction procedures and materials shall apply to Tenant’s Work at Tenant’s expense:

1.	Tenant and Tenant’s General Contractor participating in Tenant’s Work shall comply with the Tenant Construction Manual.

2.	Tenant and Tenant’s General Contractor shall comply with the following:

a.	Tenant’s Work shall be coordinated with all work being performed or to be performed by Landlord and other occupants of the Development to the extent that Tenant’s Work will not interfere with or delay the completion of any other work. No contractor or subcontractors participating in Tenant’s Work shall at any time damage, injure, interfere with or delay the completion of the building or any other construction within the Development, and each of them shall comply with all procedures and regulations prescribed by Landlord for the integration of Tenant’s Work with the work to be performed in connection with the building and all other construction within the Development.

b.	Recognizing that Landlord shall be employing such contractors, Tenant agrees to engage the services of contractors whose employees employed at the job site are members of, or represented by, organizations for the purpose of collective bargaining, to the end that there shall be no labor dispute which would interfere with the operation, construction and completion of the Development or any other work, and Tenant further agrees to enforce the same condition upon all contractors engaged by Tenant with respect to their subcontractors which may be engaged by any such contractors.

c.	Tenant will comply with the instructions of Landlord or Landlord’s General Contractor for the purpose of avoiding, ending and/or minimizing labor disputes. Upon notice from Landlord or Landlord’s General Contractor, Tenant will take such action, including the prosecution of legal proceedings in court or with agencies such as the National Labor Relations Board, as Landlord or Landlord’s General Contractor shall deem appropriate.

d.	Intentionally deleted.

e.	Intentionally deleted.

E.	During construction, Tenant’s General Contractor shall be required to comply with the following:

1.	Tenant’s General Contractor shall at all times comply with the terms and conditions in the Tenant Construction Manual.

2.	Tenant’s General Contractor will be required to make certain deposits with and/or payments (the “Construction Deposit”) in amount(s) set forth in the Data Sheet to Landlord in accordance with such requirements. Notwithstanding such requirements, Tenant shall indemnify and protect Landlord with respect to any breach of such Tenant Construction Manual by Tenant’s General Contractor or the failure of Tenant’s General Contractor to make any required Construction Deposit in amount(s) set forth in the Data Sheet and shall reimburse and indemnify Landlord for any and all damage to any part of the Development caused by Tenant or its contractors or subcontractors.

3.	Intentionally deleted.

02/27/2023
ROS/Impossible Kicks	B-6	Form Rev. 08/11/2021

G.	Landlord shall have the right to perform, on behalf of and for the account of Tenant, which shall be subject to reimbursement of the cost thereof by Tenant, any and all of Tenant’s Work which Landlord determines in its sole discretion should be performed immediately and on an emergency basis for the best interest of the project, including without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris. The cost of such Tenant’s Work carried out by Landlord on behalf of Tenant shall be the cost paid by Landlord and based on the cost of similar work and to include any loading for overtime or any other loading as a result of carrying out emergency work. Whenever Landlord shall have elected to perform any or all of Tenant’s Work, whether pursuant to this Paragraph G or any other provision of the Lease, Landlord may revoke such election by written notice to Tenant. In such event, full responsibility for such work shall revert to Tenant.

VIII.	COMPLETION OF CONSTRUCTION

A.	Tenant shall not be permitted to, and shall not, open for business in the Premises until the “Opening Requirements” set forth below are met. In order that Landlord shall have assurance that the Premises shall be in a good and safe condition, in compliance with all laws, that adequate insurance has been obtained, that the Premises has been constructed in accordance with the Final Working Drawings and that Tenant’s obligations under the Lease have been performed, the following requirements (the “Opening Requirements”) shall be satisfied:

1.	At least five (5) days prior to the opening of the Premises for business, Tenant shall deliver to Landlord (a) insurance certificates evidencing Tenant’s compliance with Article XI of the Lease; (b) a permanent certificate of occupancy or its equivalent; and (c) all evidence typically required in the jurisdiction where the Development is located to provide evidence of compliance with all applicable building and fire codes and all other government requirements.

2.	Tenant shall give Landlord at least five (5) days’ notice of the date of completion of Tenant’s Work in the Premises, and Landlord shall have inspected the Premises to determine whether Tenant’s Work is complete in accordance with the requirements of the Lease and Landlord shall have approved all such work. After Landlord’s inspection of Tenant’s Work in the Premises, Landlord shall issue a punch list indicating those items not in compliance with the Standards. Within fifteen (15) business days of receipt of said punch list, Tenant or Tenant’s General Contractor shall perform such work and notify Landlord of its completion.

3.	Tenant shall pay Landlord all Minimum Annual Rental and Additional Rent which has then accrued under the Lease.

No approval by Landlord shall make Landlord responsible for the condition of the Premises or constitute a representation by Landlord of compliance with any applicable requirements or constitute a waiver of any rights and remedies that Landlord may have under this Lease or at law or in equity. If Tenant shall open the Premises in violation of the requirements of this Article VIII, such action by Tenant shall constitute a material default under this Lease. On the date Tenant opens for business in the Premises, Tenant shall be deemed to have accepted the Premises and agrees that it is in the condition, with respect to any of Landlord’s obligations, which is required under this Lease. The Opening Requirements shall apply not only to Tenant’s initial construction, but to any subsequent opening after any temporary closure, casualty, damage or permitted alterations.

B.	Within fifteen (15) days after completion of Tenant’s Work, Tenant shall deliver to Landlord the following:

1.	Tenant’s final notarized original affidavit that Tenant’s Work has been completed to Tenant’s satisfaction and in strict accordance with the Final Working Drawings and Tenant’s Construction Requirements, which affidavit may be relied on by Landlord. Any deliberate or negligent misstatement, or any false statement made by Tenant therein, shall constitute a breach of this Lease.

2.	The final notarized original affidavit of Tenant’s General Contractor performing Tenant’s Work stating that Tenant’s Work has been completed in accordance with the Final Working Drawings and that all subcontractors, laborers and material suppliers engaged in furnishing materials or rendering services for Tenant’s Work have been paid in full.

3.	A final notarized original, unconditional waiver of lien with respect to the Premises executed by Tenant’s General Contractor and, if requested by Landlord, final notarized original, unconditional waiver of liens executed by each subcontractor, laborer and material supplier engaged in or supplying materials or services for Tenant’s Work. All waiver of lien documents must, in every circumstance, be totally unconditional releases.

END

02/27/2023
ROS/Impossible Kicks	B-7	Form Rev. 08/11/2021

EXHIBIT C

INTENTIONALLY DELETED

C-1

EXHIBIT D

WESTFIELD GALLERIA AT ROSEVILLE

HEATING AND/OR COOLING

This Exhibit D is hereby attached to and made a part of the Lease between Landlord and Tenant.

During the Term and subject to the terms and conditions set forth in the Lease, Tenant shall pay Landlord an annual ventilating and air conditioning Service Charge (“Annual VAC Service Charge”) for conditioned air furnished by Landlord for ventilating and cooling the Premises via variable air volume boxes furnished and installed by Tenant in accordance with the provisions of Exhibit B, the Tenant Criteria Manual and Engineering Design Criteria. The initial estimated Annual VAC Service Charge is set forth on the Data Sheet.

I.	The Annual VAC Service Charge shall be calculated as follows: (TVACF/Sum of all Tenant TVACF’s) X LOMC.

II.	Tenant shall pay Landlord the Annual VAC Service Charge, as Additional Rent, in twelve (12) equal consecutive monthly installments in the same manner and at the place provided in the Lease.

III.	If Tenant desires to receive conditioned air service before or after the hours during which such service is normally furnished, such service will be furnished at a charge to be determined by Landlord.

IV.	For purposes of this Exhibit D only, the following terms shall have the following meanings:

A.	TCFM: Tenant’s conditioned air in cubic feet per minute obtained from Tenant’s approved design submittals or approved air balance report.

B.	TPF: Tenant’s prorating factor determined by dividing the number of days the Lease is in effect during the annual billing period by the number of days in the annual billing period.

C.	TVACF: Tenant’s ventilating and air conditioning factor, which is TCFM, multiplied by TPF.

D.	LOMC: Landlord’s actual or estimated operating and maintenance costs to furnish conditioned air to all tenants billed under this Exhibit D during the annual billing period. Costs include but are not limited to power, labor, parts and material, maintenance and repair, service and maintenance contracts, testing, inspection and a five percent (5%) administrative fee.

EXHIBIT D/ROS	D-1	REV. 02/2014

EXHIBIT E

GUARANTY

THIS GUARANTY (the “Guaranty”) is made this 8th day of May, 2023, by the undersigned (“Guarantor”) to and for the benefit of ROSEVILLE SHOPPINGTOWN LLC, a Delaware limited liability company (“Landlord”).

WHEREAS, Landlord and IMPOSSIBLE KICKS THREE LLC, a California limited liability company (“Tenant”), have entered into that certain Lease dated the 8th of May, 2023 (the “Lease”) for Premises located in WESTFIELD GALLERIA AT ROSEVILLE, City of Roseville, State of California as more fully described in the Lease; and

WHEREAS, it is a condition precedent to all the obligations of Landlord pursuant to the Lease that Guarantor shall have executed and delivered this Guaranty.

WHEREAS, Guarantor will receive economic benefits by virtue of the Lease from the business Tenant will be conducting at the Premises;

Unless otherwise stated, the capitalized terms in this Guaranty shall have the same meaning as in the Lease.

NOW, THEREFORE in consideration of and an inducement to the execution of this Lease by Landlord, the Guarantor for itself and its successors and assigns hereby covenants and agrees as follows:

A. The Guarantor hereby guarantees to Landlord: (1) the full and prompt payment by Tenant of all Minimum Annual Rental, Percentage Rent, Additional Rent, taxes, sums, costs and charges to be paid by Tenant under the Lease, including, without limitation, Tenant’s obligation to repay the Allowance all interest on past due obligations, and all damages and expenses for which Tenant may be liable, including reasonable attorneys’ fees, as a result of any default by Tenant and payable by Tenant under the Lease, whether such payments are due and payable before or after the expiration or earlier termination of the Term of the Lease, and (2) the full and timely performance and observance of all non-monetary covenants and conditions to be performed and observed by Tenant under the Lease (collectively, “Obligations”). If Tenant defaults in the performance of any of the Obligations at any time and such default remains uncured at the expiration of any applicable cure period set forth in the Lease, then the Guarantor shall fully pay or perform such defaulted Obligation, and shall pay any interest on past due obligations of Tenant, costs advanced by Landlord, and any and all damages and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing its rights under the Lease, this Guaranty, or both, within thirty (30) days of receipt of written demand from Landlord. The Guarantor hereby waives any requirements for notice of default by Tenant.

B. Guarantor’s obligations under this Guaranty are independent of and may exceed the Tenant’s Obligations. Landlord shall have the right to enforce this Guaranty without pursuing any action or remedy against Tenant or any other party. Landlord may commence an action or proceeding directly against Guarantor without making Tenant or anyone else a party defendant in such action or proceeding. Guarantor’s liability is co-extensive with that of Tenant and also joint and several.

C. This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding any of the following, regardless of whether Guarantor has notice or knowledge thereof:

1.	Any alteration, renewal, extension, modification of, or amendment, addition, or supplement to, any of the terms of the Lease, except Guarantor’s obligations under this Guaranty shall be altered, renewed, extended, modified, amended, added or supplemented to the same extent of Tenant’s Obligations;

05/03/2023
ROS/Impossible Kicks	E-1	Rev 02-10-23

2.	Any subletting, concession, franchising, or licensing by Tenant under the Lease. For the purpose of this subsection of the Guaranty, “Tenant” shall include any and all sublessees, concessionaires, licensees, franchisees, licensees, or others directly or indirectly operating or conducting a business in or from the Premises, as fully as if any of the same were the named Tenant under the Lease;

3.	Any assignment, conveyance, or transfer, whether voluntary or involuntary, of all or any part of Tenant’s interest in the Lease;

4.	Any sale, assignment, or transfer of any or all assets of Tenant to any other person or entity, including an assignment for the benefit of creditors;

5.	Any change in the name, composition, or structure of Tenant;

6.	Any waiver by Landlord of one or more defaults by Tenant or extension of time for performance by Tenant;

7.	Any release, return, or application at any time by Landlord of any other collateral given as security for Tenant’s obligations (including other guaranties);

8.	Termination or earlier expiration of the Lease until the date Tenant’s Obligations have been fully performed but only to the extent the Obligations expressly survive the termination or earlier expiration of the Lease;

9.	The bankruptcy, reorganization, readjustment, receivership, insolvency, liquidation, or the like of Tenant, or the rejection of the Lease by Tenant in any such proceedings;

10.	Any assignment, conveyance, or transfer, whether voluntary or involuntary, of all or any part of Landlord’s interest in the Lease;

11.	Landlord’s failure to give Guarantor any notice except notices expressly required to be given under this Guaranty; or

12.	Any failure by Landlord to mitigate damages under the Lease.

D. If this Guaranty is signed by more than one party, their obligations shall be joint and several, and the release of one of such guarantors shall not release any other of such guarantors. If this Guaranty is signed on behalf of a corporation, partnership, or other entity, the signer is duly authorized to execute this obligation on behalf of such corporation, partnership, or other entity.

E. If Landlord’s rights to damages or other payments under the Lease are limited by operation of Title 11 of the United States Code, Guarantor shall remain fully liable for the amount that otherwise would have been payable to Landlord. If any bankruptcy, insolvency, or similar proceeding requires Landlord to pay or repay to Tenant, Guarantor, or to any trustee, receiver, or other representative of either Tenant or Guarantor, Guarantor shall reimburse Landlord for any such payment or repayment made by Landlord to the extent permitted by law, except to the extent, if any, that such payment or repayment constitutes merely a reimbursement of any overpayment.

F. The interpretation of this Guaranty and any disputes arising from or related to the Guaranty shall be governed by the laws of the State in which the Shopping Center is located without regard to principles of conflict of laws. Any case or controversy arising from or related to this Guaranty shall be litigated exclusively in any appropriate court in the City in which the Shopping Center is located. Guarantor hereby expressly submits to the jurisdiction of the State in which the Shopping Center is located and federal district courts in the County in which the Shopping Center is located. Guarantor hereby appoints Tenant’s agent for service of process in the State in which the Shopping Center is located as its own.

05/03/2023
ROS/Impossible Kicks	E-2	Rev 02-10-23

G. This Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant, and Guarantor. Guarantor may not transfer or assign this Guaranty to any party (whether by merger, operation of law or otherwise) without the prior written consent of the Landlord. Landlord may, without notice, assign this Guaranty in whole or in part.

H. The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the obligations of the Guarantor(s) hereunder.

I. Guarantor represents and warrants to Landlord, and Landlord relies on, the following:

1.	Guarantor is solvent and has full power and legal right and authority to enter into this Guaranty and to perform its obligations under the Guaranty;

2.	All financial statements that Guarantor furnished to Landlord in connection with this Guaranty are complete, true and correct and fairly present the Guarantor’s current financial condition; and

3.	There is no action, proceeding, or investigation pending, or to the best of Guarantor’s knowledge, threatened against Guarantor, at law or in equity, before any arbitrator, court, governmental agency, commission, board, instrumentality (domestic or foreign), which is likely to result in any material adverse change in Guarantor’s property, assets, or financial condition or to materially impair Guarantor’s ability to perform its obligations under this Guaranty.

J. If a court determines any term of this Guaranty to be invalid or unenforceable, such term will be deemed severed from the remainder of the Guaranty and replaced with a valid and enforceable term as similar in intent as reasonably possible and will not invalidate the remainder of the Guaranty.

K. All notices, requests, or demands under this Guaranty (“Notices”) shall be in writing. If to Landlord, the Notices will be sent to the address or addresses and email address set forth in the Lease or such other address or addresses or email address as Landlord may designate by Notice to Guarantor, together with copies thereof to such other parties designated by Landlord. If to Guarantor, the Notices will be sent to the physical street address below or such other address or addresses as Guarantor shall designate by Notice to Landlord provided that Guarantor’s address for Notices shall be a street address and not a post office box. Notices shall be given by any of the following means: (1) United States certified mail, return receipt requested, postage prepaid, (2) United States express mail, (3) air courier (such as FedEx), (4) any other method of creating a receipt, waybill or other indication of delivery, or (5) via email (if to Landlord). Notices shall be deemed given on receipt by the receiving party, or refusal by the receiving party or failure to deliver due to a change of address not properly designated by written notice to the sending party Any Notice sent via email to a Landlord will be deemed delivered on the date sent unless the email transmission occurs after 5:00 P.M. (Pacific Standard Time) or on a weekend or on any legal holiday, in which case the Notice shall be deemed delivered on the next business day and Guarantor shall be responsible to demonstrate proof of the delivery of any Notice sent via email. Any party giving Notice may request the recipient to acknowledge receipt, but the recipient’s failure to comply with any such request shall not limit the effectiveness of any such Notice.

L. This Guaranty is integrated and supersedes all prior negotiations, discussions, representations, agreements, or understanding, written or oral. This Guaranty may not be modified, altered, or amended except by a formal, fully executed written instrument signed by Landlord and Guarantor.

M. If either party commences any action or other proceeding to enforce, interpret, rescind, or reform this Guaranty, the prevailing party shall be entitled to recover all reasonable attorneys’ fees and costs incurred as a result, including any incurred in connection enforcing any judgment or arbitral award based on the Guaranty.

N. This Guaranty may be executed in multiple counterparts, each of which shall be considered an original, and all of which shall constitute (taken together or collectively, as the case may be) one and the same instrument.

Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the Guarantor hereby expressly agrees to the use of certificate-based electronic signature software operated by DocuSign for execution of this Guaranty. The certificate-based electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be admissible evidence of the Guarantor’s intent to be legally bound by this Guaranty. Guarantor declares that it has received all information required to be fully aware of the certificate- based electronic signature process, and Guarantor hereby waives any challenge which it may have against the enforceability of this Guaranty based on the use of such certificate-based electronic signature software. In connection with the execution of this Guaranty, Guarantor accepts and acknowledges that its personal data will be processed for the purpose of authentication of its electronic signature and constitute of a record of proof of its validity. Such personal data will be transferred to DocuSign, as data processor in charge of the electronic signature platform. For further details regarding such data processing, and the exercise of all rights related to personal data protection legislation, Guarantor should refer to the data processing disclaimer which will be available via the DocuSign platform during the signature process.

05/03/2023
ROS/Impossible Kicks	E-3	Rev 02-10-23

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the date first written above.

IMPOSSIBLE KICKS HOLDING COMPANY, INC,
a Delaware corporation

By:	/s/ Rod Granero
Its	Chief Financial Officer and Board Member

By:

Its

Guarantor’s address for Notices (Must be a street address):

300 Spectrum Center Drive, Suite 400, Irvine, CA 92618

05/03/2023
ROS/Impossible Kicks	E-4	Rev 02-10-23

Certificate Of Completion
Envelope Id: 27608ADB192C469D81275071785E2DBF		Status: Completed
Subject: For your signature: Impossible Kicks at Westfield Galleria at Roseville - Lease
Source Envelope:
Document Pages: 53	Signatures: 3	Envelope Originator:
Certificate Pages: 3	Initials: 0	Christina Wasswas
AutoNav: Enabled		2049 Century Park East, 41st floor
EnvelopeId Stamping: Enabled		Century City, CA 90067
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		christina.wasswas@urw.com
IP Address: 165.1.147.228

Record Tracking
Status: Original	Holder: Christina Wasswas	Location: DocuSign
5/5/2023 4:36:14 PM	christina.wasswas@urw.com

Signer Events	Signature	Timestamp
Rod Granero	/s/ Rod Granero	Sent: 5/5/2023 4:43:37 PM
rgranero@impossiblekicks.com		Viewed: 5/5/2023 10:29:33 PM
CFO Impossible Kicks		Signed: 5/5/2023 10:29:55 PM
Security Level: Email, Account Authentication	Signature Adoption: Pre-selected Style
(None), Authentication	Using IP Address: 72.111.90.253

Authentication Details

SMS Auth:

Transaction: 40e6d7fc-ae9c-4b6e-8d98-c7315f44f831

Result: passed

Vendor ID: TeleSign

Type: SMSAuth

Performed: 5/5/2023 10:29:22 PM

Phone: +1 310-779-7597

Electronic Record and Signature Disclosure:

Accepted: 5/5/2023 10:29:33 PM

ID: 70e0575d-60e0-4421-a08a-e4a686eeadd0

Susan Fox	Completed	Sent: 5/5/2023 10:29:57 PM
susan.fox@urw.com		Resent: 5/8/2023 7:46:24 AM
Security Level: Email, Account Authentication		Viewed: 5/8/2023 8:27:50 AM
(None)	Using IP Address: 208.127.71.222	Signed: 5/8/2023 8:28:31 AM

Electronic Record and Signature Disclosure:

Accepted: 5/8/2023 8:27:50 AM

ID: 48d3dd84-9ce2-4eab-bb80-88821f4bafe0

Christina Wasswas	Completed	Sent: 5/8/2023 8:28:34 AM
christina.wasswas@urw.com		Viewed: 5/8/2023 11:11:06 AM
Cordinator		Signed: 5/8/2023 11:12:01 AM
Westfield	Using IP Address: 165.1.147.228
Security Level: Email, Account Authentication
(None)

Electronic Record and Signature Disclosure:

Not Offered via DocuSign

Hyura Choi	/s/ Hyura Choi	Sent: 5/8/2023 11:12:04 AM
hyura.choi@urw.com		Resent: 5/8/2023 12:45:38 PM
Assistant Secretary		Viewed: 5/8/2023 12:47:01 PM
Security Level: Email, Account Authentication	Signature Adoption: Pre-selected Style	Signed: 5/8/2023 12:47:46 PM
(None)	Using IP Address: 208.127.71.222

Signer Events	Signature	Timestamp

Electronic Record and Signature Disclosure:

Accepted: 5/8/2023 12:47:01 PM

ID: 65c254ac-4230-4abb-8fb2-3684534a2f6f

Christina Wasswas	Completed	Sent: 5/8/2023 12:47:48 PM
christina.wasswas@urw.com		Viewed: 5/8/2023 1:23:06 PM
Cordinator		Signed: 5/8/2023 1:24:36 PM
Westfield	Using IP Address: 165.1.147.228
Security Level: Email, Account Authentication
(None)

Electronic Record and Signature Disclosure:

Not Offered via DocuSign

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	5/5/2023 4:43:37 PM
Envelope Updated	Security Checked	5/8/2023 11:10:19 AM
Envelope Updated	Security Checked	5/8/2023 11:10:19 AM
Envelope Updated	Security Checked	5/8/2023 12:45:38 PM
Envelope Updated	Security Checked	5/8/2023 12:45:38 PM
Certified Delivered	Security Checked	5/8/2023 1:23:06 PM
Signing Complete	Security Checked	5/8/2023 1:24:36 PM
Completed	Security Checked	5/8/2023 1:24:36 PM
Payment Events	Status	Timestamps
Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 7/31/2020 11:44:06 AM
Parties agreed to: Rod Granero, Susan Fox, Hyura Choi

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the Parties hereby expressly agree to the use of certificate-based electronic signature software operated by DocuSign for execution of this agreement/lease. The certificate based electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be admissible evidence of the Parties’ mutual intent to be legally bound by this agreement. The Parties declare that they have received all information required to be fully aware of the certificate-based electronic signature process, and each Party hereby waives any challenge against the enforceability of this agreement based on the use of such certificate-based electronic signature software.